                                  Exhibit 2.1


================================================================================



                         AGREEMENT AND PLAN OF MERGER


                                     Among


                              CYTYC CORPORATION,
                            a Delaware corporation,


                           CYTYC HEALTH CORPORATION,
                            a Delaware corporation,


                                      and


                            PRO DUCT HEALTH, INC.,
                            a Delaware corporation




                         Dated as of October 17, 2001




================================================================================

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I. THE MERGER.......................................................   1

Section 1.1      The Merger.................................................   1

        1.1.1    Delaware Certificate of Merger.............................   2

        1.1.2    Filings....................................................   2

Section 1.2      Effective Date.............................................   2

Section 1.3      Effect of the Merger.......................................   2

Section 1.4      The Surviving Corporation..................................   2

        1.4.1    Certificate................................................   2

        1.4.2    Bylaws.....................................................   2

        1.4.3    Directors and Officers.....................................   2

        1.4.4    Capital Stock..............................................   3

        1.4.5    Options; Restricted Stock..................................   3

        1.4.6    Surrender..................................................   3

ARTICLE II. CLOSING; CONSIDERATION..........................................   3

Section 2.1      The Closing................................................   3

Section 2.2      Closing Date Consideration.................................   4

        2.2.1    Conversion of PRO DUCT Common Stock and PRO DUCT
                 Preferred Stock............................................   4

        2.2.2    Escrow.....................................................   6

        2.2.3    PRO DUCT Stock.............................................  12

Section 2.3      Cash in Lieu of Fractional Shares..........................  12

Section 2.4      Adjustments Following a Stock Recapitalization.............  13

Section 2.5      Escheatment................................................  13

Section 2.6      Other Closing Deliveries...................................  13

Section 2.7      Dissenting Shares..........................................  13

Section 2.8      Exchange of PRO DUCT Certificates..........................  14

Section 2.9      Distributions with Respect to Unexchanged Shares; Voting...  15

Section 2.10     Lost, Stolen or Destroyed Certificates.....................  15

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PRO DUCT.....................  15

Section 3.1      Organization and Qualification.............................  16

        3.1.1    Organization...............................................  16

        3.1.2    Qualification..............................................  16

Section 3.2      Corporate Authorization....................................  16

        3.2.1    Authority..................................................  16

        3.2.2    No Breach or Violation.....................................  16

        3.2.3    No Consents................................................  17

Section 3.3      Corporate Documents and Records............................  17

        3.3.1    Certificate and Bylaws.....................................  17

        3.3.2    Minutes; Stock Ledger......................................  17

        3.3.3    Compliance.................................................  17

Section 3.4      Capitalization.............................................  17

        3.4.1    Authorized and Outstanding PRO DUCT Stock..................  17

        3.4.2    Due Authorization and Issuance.............................  18

        3.4.3    No Additional Rights.......................................  18

Section 3.5      Financial Statements.......................................  18

        3.5.1    Statements.................................................  18

        3.5.2    Absence of Changes.........................................  19

        3.5.3    No Undisclosed Liabilities.................................  20

        3.5.4    Indebtedness...............................................  20

Section 3.6      Real Property; Leases....................................   21

        3.6.1    Real Property............................................   21

        3.6.2    Facility Leases..........................................   21

        3.6.3    Condition................................................   21

        3.6.4    Related Agreements.......................................   21

        3.6.5    Title....................................................   22

        3.6.6    Use Restrictions.........................................   22

Section 3.7      Tangible Assets..........................................   22

        3.7.1    Title....................................................   22

        3.7.2    Condition................................................   22

        3.7.3    Adequacy; Access.........................................   22

Section 3.8      Intellectual Property....................................   23

        3.8.1    Ownership................................................   23

        3.8.2    Description..............................................   23

        3.8.3    No Infringement .........................................   23

        3.8.4    Maintenance..............................................   24

        3.8.5    Confidentiality..........................................   24

Section 3.9      Inventory................................................   24

Section 3.10     Accounts Receivable......................................   24

Section 3.11     Material Contracts.......................................   25

        3.11.1   Schedule.................................................   25

        3.11.2   Full Force and Effect; No Defaults.......................   26

        3.11.3   Review by CYTYC..........................................   26

Section 3.12     Government Contract Matters..............................   26

Section 3.13     Litigation and Investigation.............................   26

        3.13.1   General..................................................   26

        3.13.2   This Transaction.........................................   27

Section 3.14     Taxes....................................................   27

        3.14.1   Definition of Taxes......................................   27

        3.14.2   Tax Returns..............................................   27

        3.14.3   Statute of Limitations...................................   28

        3.14.4   Elections................................................   28

        3.14.5   Tax Sharing, Allocation, or Indemnity Agreements.........   28

        3.14.6   Non-deductible Payments..................................   28

        3.14.7   Tax Liens................................................   28

        3.14.8   Independent Contractors..................................   28

        3.14.9   Section 341(f)...........................................   29

        3.14.10     Affiliated Group......................................   29

        3.14.11     No Failures to File Tax Returns.......................   29

        3.14.12     Adjustments Under Section 481.........................   29

        3.14.13     Withholding Taxes.....................................   29

        3.14.14     Foreign Permanent Establishments and Branches.........   29

        3.14.15     U.S. Real Property Holding Corporation................   29

        3.14.16     Other Persons.........................................   29

        3.14.17     Rulings...............................................   30

        3.14.18     Divisive Transactions.................................   30

        3.14.19     Ownership Change......................................   30

        3.14.20     Options and Warrants..................................   30

Section 3.15     Employees; Compensation; Labor...........................   30

        3.15.1   Employees and Compensation...............................   30

        3.15.2   Certain Labor Matters....................................   31

        3.15.3   Employee Benefit Plans; ERISA............................   32

Section 3.16     Compliance with Law......................................   34

        3.16.1   General..................................................   34

        3.16.2   Permits..................................................   34

        3.16.3   Export Control...........................................   34

        3.16.4   FCPA; Antiboycott........................................   34

        3.16.5   Environmental Conditions and Compliance..................   34

Section 3.17     FDA Matters..............................................   35

        3.17.1   Filings and Correspondence...............................   36

        3.17.2   Manufacturing............................................   36

        3.17.3   Labeling and Marketing...................................   36

        3.17.4   Disclosure...............................................   36

        3.17.5   No Fraud.................................................   36

        3.17.6   No Debarment.............................................   36

        3.17.7   No Criminal Liability....................................   37

Section 3.18     Insurance................................................   37

Section 3.19     Accounts; Powers of Attorney.............................   37

Section 3.20     Third-Party Consents.....................................   37

Section 3.21     Brokers..................................................   37

Section 3.22     Opinion of Financial Advisor.............................   37

Section 3.23     Vote Required............................................   37

Section 3.24     Tax Matters..............................................   38

Section 3.25     Voting Agreements........................................   38

Section 3.26     Affiliate Transactions...................................   38

Section 3.27   Disclosures..................................................  38

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF CYTYC AND SUB.................  39

Section 4.1    Organization.................................................  39

Section 4.2    Corporate Authorization......................................  39

        4.2.1  Authority....................................................  39

        4.2.2  No Breach or Violation.......................................  39

Section 4.3    Capitalization...............................................  40

        4.3.1  Authorized CYTYC Stock.......................................  40

        4.3.2  Outstanding CYTYC Stock......................................  40

Section 4.4    CYTYC Common Stock...........................................  40

Section 4.5    SEC Filings..................................................  41

Section 4.6    Government Authorizations....................................  41

Section 4.7    No Actions or Proceedings....................................  41

Section 4.8    Absence of Certain Changes or Events.........................  42

Section 4.9    Litigation...................................................  42

Section 4.10   Opinion of Financial Advisor.................................  42

Section 4.11   Board Approval...............................................  42

Section 4.12   Tax Matters..................................................  42

Section 4.13   Brokers......................................................  42

Section 4.14   Disclosures..................................................  43

ARTICLE V. COVENANTS........................................................  43

Section 5.1    Interim Operations of PRO DUCT...............................  43

Section 5.2    Access to Information........................................  45

        5.2.1  Access.......................................................  45

        5.2.2  Confidentiality..............................................  45

        5.2.3    No Modification............................................  46

Section 5.3      Consents...................................................  46

Section 5.4      Investor Questionnaire.....................................  46

Section 5.5      Stockholder Approval.......................................  46

        5.5.1    Disclosure Statement.......................................  46

        5.5.2    Stockholder Meeting........................................  47

Section 5.6      PRO DUCT Options and Restricted Stock......................  47

        5.6.1    PRO DUCT Options...........................................  47

        5.6.2    Restricted Stock...........................................  50

Section 5.7      Agreements Regarding Tax Matters...........................  50

        5.7.1    Consistent Reporting.......................................  51

        5.7.2    Allocation of Income, Deductions and Other Items...........  51

        5.7.3    Consent of CYTYC...........................................  51

        5.7.4    Reorganization.............................................  51

        5.7.5    Subsequently Filed Tax Returns.............................  51

        5.7.6    Option Plan................................................  51

Section 5.8      Registration Statement.....................................  52

Section 5.9      D&O Indemnification........................................  52

Section 5.10     PRO DUCT Employees.........................................  52

        5.10.1   Benefits...................................................  52

        5.10.2   Savings Plans..............................................  53

Section 5.11     Public Announcement........................................  53

Section 5.12     Employment Arrangements....................................  53

Section 5.13     Standstill; Superior Transaction...........................  53

        5.13.1   Standstill.................................................  53

        5.13.2   Superior Transaction......................................   54

Section 5.14     Compliance with the Securities Act........................   54

        5.14.1   PRO DUCT Affiliates.......................................   54

        5.14.2   Affiliate Agreement.......................................   54

        5.14.3   Legends...................................................   55

Section 5.15     Further Assistance........................................   55

Section 5.16     Employee Bonus Plan.......................................   55

Section 5.17     Expenses..................................................   56

Section 5.18     Conduct of CYTYC Business.................................   56

Section 5.19     Registration Rights Agreement.............................   56

ARTICLE VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF CYTYC AND SUB...........   56

Section 6.1      Conditions................................................   56

        6.1.1    HSR Act Waiting Period....................................   56

        6.1.2    Representations and Warranties............................   56

        6.1.3    Performance by PRO DUCT and the Major Stockholders........   56

        6.1.4    No Material Adverse Change................................   57

        6.1.5    Investor Questionnaire....................................   57

        6.1.6    Stockholder Authorization of Merger.......................   57

        6.1.7    Consents, Waivers, Approvals and Authorizations...........   57

        6.1.8    No Litigation.............................................   58

        6.1.9    No Order..................................................   58

        6.1.10   Affiliate Transactions....................................   58

        6.1.11   Termination of Agreements.................................   58

        6.1.12   Consulting Agreement for Dr. Susan Love...................   58

        6.1.13   Option Plan...............................................   59

        6.1.14   Affiliate Agreements......................................   59

        6.1.15   Tax Opinion...............................................   59

        6.1.16   Tax Representation Letter.................................   59

        6.1.17   FIRPTA Certificate........................................   59

        6.1.18   Legal Opinions............................................   59

        6.1.19   Closing Documents.........................................   59

        6.1.20   Stockholder Information...................................   60

        6.1.21   Restricted Stock Agreements...............................   60

Section 6.2      Waiver....................................................   60

ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF PRO DUCT...............   60

Section 7.1      Conditions................................................   60

        7.1.1    HSR Act Waiting Period....................................   60

        7.1.2    Representations and Warranties............................   60

        7.1.3    Performance by CYTYC and SUB..............................   61

        7.1.4    No Material Adverse Change................................   61

        7.1.5    Authorization of Merger by CYTYC and SUB..................   61

        7.1.6    Registration Rights Agreement.............................   61

        7.1.7    Consents, Waivers, Approvals and Authorizations...........   61

        7.1.8    No Litigation.............................................   61

        7.1.9    No Order..................................................   61

        7.1.10   Legal Opinion.............................................   62

        7.1.11   Closing Documents.........................................   62

        7.1.12   Tax Opinion...............................................   62

        7.1.13   Tax Representation Letter.................................   62

Section 7.2      Waiver....................................................   62

ARTICLE VIII. INDEMNIFICATION..............................................   63

Section 8.1     Survival of Certain Provisions.............................   63

        8.1.1   Survival of Representations and Warranties.................   63

        8.1.2   Covenants and Indemnification Provisions...................   63

Section 8.2     Stockholder Indemnity......................................   63

        8.2.1   Indemnification............................................   63

        8.2.2   Offset; Limitations; Waiver................................   64

Section 8.3     CYTYC Indemnity............................................   65

        8.3.1   Indemnification............................................   65

        8.3.2   Limitation.................................................   65

        8.3.3   Procedure for Indemnification from Third-Party Claims......   65

Section 8.4     Limitations on Remedies....................................   66

ARTICLE IX. TERMINATION....................................................   66

Section 9.1     Termination Events.........................................   66

        9.1.1   Breach.....................................................   67

        9.1.2   By CYTYC...................................................   67

        9.1.3   By PRO DUCT................................................   67

        9.1.4   By CYTYC or PRO DUCT.......................................   67

        9.1.5   Mutual Consent.............................................   67

        9.1.6   Closing....................................................   67

Section 9.2     Effects of Termination.....................................   67

        9.2.1   General....................................................   68

        9.2.2   Termination Fee............................................   68

Section 9.3     Fees and Expenses; Damages.................................   68

ARTICLE X. MISCELLANEOUS...................................................   68

Section 10.1    Amendment..................................................   68

Section 10.2    Entire Agreement...........................................   68

Section 10.3    Notices....................................................   68

Section 10.4    Severability...............................................   69

Section 10.5    Waiver.....................................................   69

Section 10.6    Binding Effect; Assignment.................................   69

Section 10.7    No Third Party Beneficiaries...............................   70

Section 10.8    Counterparts...............................................   70

Section 10.9    Governing Law..............................................   70

Section 10.10   Arbitration................................................   70

Section 10.11   Interpretation and Construction of this Agreement..........   70

                        LIST OF EXHIBITS AND SCHEDULES
                        ------------------------------


Exhibits
--------

Exhibit A      Delaware Certificate of Merger
Exhibit B      Certificate of Incorporation of Surviving Corporation
Exhibit C      Bylaws of Surviving Corporation
Exhibit D      Major Stockholders
Exhibit E      Voting Agreement
Exhibit F      Investor Questionnaire
Exhibit G      Restricted Stock Agreement
Exhibit H      Registration Rights Agreement
Exhibit I      Employment Letter
Exhibit J      Affiliate Agreement
Exhibit K-1    Tax Representation Letter
Exhibit K-2    Tax Representation Letter
Exhibit L-1    Form of Legal Opinion
Exhibit L-2    Form of Legal Opinion
Exhibit L-3    Form of Legal Opinion

Schedules
---------

Schedule 3          Individuals
Schedule 3.1.1      Subsidiaries
Schedule 3.1.2      Qualifications
Schedule 3.2.2      Breach or Violation
Schedule 3.3.1      PRO DUCT Certificate of Incorporation and Bylaws
Schedule 3.4.1      Authorized and Outstanding Stock
Schedule 3.4.3      Additional Rights
Schedule 3.5.1      Financial Statements
Schedule 3.5.2      Absence of Changes
Schedule 3.5.4      Indebtedness
Schedule 3.6.2      Facility Leases
Schedule 3.6.4      Related Agreements
Schedule 3.6.5      Encumbrances
Schedule 3.7.1      Title and Equipment
Schedule 3.7.3      Capital Expenditures
Schedule 3.8.1      Intellectual Property Ownership
Schedule 3.8.2      Intellectual Property
Schedule 3.8.3      Intellectual Property Potential Conflicts
Schedule 3.8.4      Intellectual Property Maintenance
Schedule 3.8.5      Confidential Information
Schedule 3.9        Inventory
Schedule 3.10       Accounts Receivable
Schedule 3.11.1     Contracts
Schedule 3.11.2     Defaults
Schedule 3.12       Government Contracts
Schedule 3.13.1     Litigation
Schedule 3.14.3     Statute of Limitations
Schedule 3.14.4     Tax Elections
Schedule 3.14.6     Non-deductible Payments
Schedule 3.14.7     Tax Liens
Schedule 3.14.19    Ownership Change
Schedule 3.14.20    Options and Warrants
Schedule 3.15.1     Employees and Employee Benefit Plans
Schedule 3.15.2     Labor Matters
Schedule 3.15.3(a)  Modifications to Plans
Schedule 3.15.3(e)  Vesting of Stock Options and Stock Purchase Rights
Schedule 3.16.2     Permits
Schedule 3.16.5(a)  Environmental Conditions
Schedule 3.16.5(b)  Environmental Compliance
Schedule 3.16.5(c)  Environmental Actions
Schedule 3.16.5(d)  Environmental Contaminants
Schedule 3.16.5(e)  Waste Disposal
Schedule 3.16.5(f)  Environmental Discharge
Schedule 3.17.4     FDA Disclosures
Schedule 3.18       Insurance Policies
Schedule 3.19       Bank Accounts; Powers of Attorney
Schedule 3.20       Third-Party Consents
Schedule 3.26       Affiliate Transactions
Schedule 5.1        Business Operations
Schedule 5.7.6      Option Plan
Schedule 5.9        D&O Indemnification
accumulated funding deficiency                                                31
Acquisition Transaction                                                       50
affiliate                                                                     36
Affiliate Agreement                                                           51
affiliated group                                                              27
Aggregate Outstanding Claims                                                   8
Agreement                                                                      1

Business Day                                                                   3

Cash Consideration Component                                                   5
Cash Exchange Ratio                                                           45
Cash Ratio                                                                     5
Cause                                                                         52
CERCLA                                                                        33
Certificate                                                                    2
Claim Notice                                                                  61
Claim Shares                                                                   8
Closing                                                                        1
Closing Date                                                                   2
Closing Valuation Price                                                        5
Code                                                                           1
Common Merger Consideration                                                    4
Confidential Information                                                      23
Consideration                                                                  4
Constituent Corporations                                                       1
Contracts                                                                     23
control                                                                       36
controlled corporation                                                        28
Converted Option                                                              44
Converted Option Shares                                                       45
CYTYC                                                                          1
CYTYC Common Stock                                                             3
CYTYC Preferred Stock                                                         37
CYTYC SEC Documents                                                           38

D&O Indemnified Parties                                                       49
Delaware Certificate of Merger                                                 1
Delaware Corporation Law                                                       1
Disclosure Statement                                                          43
Dissenting Shares                                                             13
Distributable Shares                                                           8
distributing corporation                                                      28

Effective Date                                                                 1
Effective Time                                                                 2
employee benefit plan                                                         17
Employees                                                                     28
Encumbrances                                                                  20
Environmental Laws                                                            33
Equipment                                                                     21
ERISA                                                                         30
ERISA Plan                                                                    30
Escrow Account                                                                 6
Escrow Agent                                                                   6
Escrow Cash                                                                    6
Escrow Shares                                                                  6
excess parachute payment                                                      29
Exchange Agent                                                                13

Facility Leases                                                               20
FDA                                                                           33
FDB                                                                           33
fiduciary                                                                     31
Final Determination                                                           48
Financial Statements                                                          17
First Escrow Cash Holdback                                                     6
First Escrow Share Holdback                                                    6
Fourth Escrow Cash Holdback                                                    7
Fourth Escrow Share Holdback                                                   7

GAAP                                                                          17
Government Bid                                                                25
Government Contract                                                           25
group health plan                                                             31

HSR Act                                                                       16

incentive stock options                                                   28, 47
Indebtedness Instruments and Guarantees                                       19
Indemnification Notice                                                         8
Intellectual Property                                                         22
Inventory                                                                     23
Investor Questionnaire                                                        43

knowledge                                                                     15

limited use property                                                          27
Losses                                                                        59

Major Stockholders                                                            36
material adverse change                                                       53
Merged Corporation                                                             1
Merger                                                                         1
multiemployer plan                                                            30

Option Escrow Cash                                                            46
Option Escrow Cash Retention Factor                                           45
Option Escrow Shares                                                          45
Option Escrow Shares Retention Factor                                         45
Option Exchange Ratio                                                         45
Outstanding PRO DUCT Common Stock                                              6

Parties                                                                        1
PCB                                                                           33
Permits                                                                       32
Plans                                                                         28
Post-Closing Tax Period                                                       48
Pre-Closing Tax Period                                                        48
PRO DUCT                                                                       1

PRO DUCT Affiliates                                                           51
PRO DUCT Certificate                                                          12
PRO DUCT Common Stock                                                          3
PRO DUCT Option Holder                                                        45
PRO DUCT Option Shares                                                        45
PRO DUCT Options                                                               3
PRO DUCT Parties                                                              50
PRO DUCT Preferred Stock                                                       3
PRO DUCT Restricted Stock                                                     47
PRO DUCT Series A Preferred Stock                                              3
PRO DUCT Series B Preferred Stock                                              3
PRO DUCT Series C Preferred Stock                                              3
Products                                                                      34
promptly                                                                      61

RCRA                                                                          32
Receivables                                                                   23
Registration Rights Agreement                                                 48
Remaining Escrow Shares                                                        8
reorganization                                                                48
Replacement Cash Right                                                        45
Resolved Claim Notice                                                         60
Restrictions                                                                  47
Retained Escrow Cash                                                           8
Retention Bonus Plan                                                          52
Rights                                                                        17

SARA                                                                          33
SEC                                                                           38
Second Escrow Cash Holdback                                                    6
Second Escrow Share Holdback                                                   7
Secretary of State                                                             2
Securities Act                                                                44
Series A Merger Consideration                                                  4
Series B Merger Consideration                                                  4
Series C Merger Consideration                                                  4
Stock Consideration Component                                                  5
Stock Ratio                                                                    5
Stock Recapitalization                                                        12
Stockholder Representative                                                    10
Stockholder Representative Escrow Amount                                      11
Stockholders                                                                   3
SUB                                                                            1
Superior Transaction                                                          51
Surviving Corporation                                                          1

tax exempt bond financed property                                             27
Tax Returns                                                                   26
Taxes                                                                         25
tax-exempt use property                                                       27
Third Escrow Cash Holdback                                                     7
Third Escrow Share Holdback                                                    7
Third Party Acquiror                                                          50
Total Common Shares                                                            6
Total Merger Consideration                                                     6

Voting Agreement                                                              36

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October
                                              ---------
17, 2001, is made and entered into by and among CYTYC CORPORATION, a Delaware corporation ("CYTYC"), CYTYC HEALTH CORPORATION, a Delaware corporation and a
              -----
wholly owned subsidiary of CYTYC ("SUB"), and PRO DUCT HEALTH, INC., a Delaware
                                   ---
corporation ("PRO DUCT").  Each of CYTYC, SUB and PRO DUCT is deemed a party to
              --------
this Agreement and hereinafter may be referred to individually as a "Party" and
                                                                     -----
collectively as the "Parties."
                     -------

     WHEREAS, CYTYC desires to acquire PRO DUCT by a merger of PRO DUCT with and into SUB, and PRO DUCT desires the same, pursuant and subject to the terms and conditions of this Agreement;

     WHEREAS, the respective Boards of Directors of CYTYC and SUB and the Board of Directors of PRO DUCT have determined that the proposed acquisition of PRO DUCT by CYTYC is in the best interests of their respective corporations;

     WHEREAS, the Parties intend that the transactions contemplated by this Agreement qualify as a reorganization and that this Agreement constitutes a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and
                          ----

     WHEREAS, pursuant to such merger, PRO DUCT shall be the merged corporation (sometimes hereinafter referred to as the "Merged Corporation") and SUB shall be
                                           ------------------
the surviving corporation (sometimes hereinafter referred to as the "Surviving
                                                                     ---------
Corporation");
-----------

     NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement and the representations, warranties, conditions and promises hereinafter set forth, the Parties hereby agree as follows:


                                  ARTICLE I.

                                  THE MERGER

     Section 1.1  The Merger.   Upon the Effective Date (as defined in Section
                  ----------
1.2) and subject to and upon the terms of this Agreement and the Delaware General Corporation Law (the "Delaware Corporation Law"), PRO DUCT shall be
                              ------------------------
merged with and into SUB, the separate corporate existence of PRO DUCT shall cease, and SUB shall continue as the Surviving Corporation (the "Merger"). SUB
                                                                 ------
and PRO DUCT are hereinafter sometimes referred to jointly as the "Constituent
                                                                   -----------
Corporations."
------------

                  1.1.1  Delaware Certificate of Merger.   At or prior to the
                         ------------------------------
Closing, SUB and PRO DUCT shall execute and acknowledge a Certificate of Merger in the form of Exhibit A hereto (the "Delaware Certificate of Merger") providing
               ---------              ------------------------------
for the Merger pursuant to Section 251 of the Delaware Corporation Law.

                  1.1.2  Filings.   Immediately upon completion of the Closing,
                         -------
CYTYC, SUB and PRO DUCT shall cause the Merger to be consummated by filing or causing to be filed the original Delaware Certificate of Merger with the Secretary of State of the State of Delaware (the "Secretary of State") pursuant
                                                  ------------------
to Section 103 of the Delaware Corporation Law.

     Section 1.2  Effective Date.   The effective date of the Merger (the
                  --------------
"Effective Date") shall be the date when the Secretary of State accepts the
 --------------
Delaware Certificate of Merger for filing, the Parties intending the Merger to be deemed as having been consummated at the close of business on the Effective Date, which for purposes of this Agreement shall be deemed to be 5:00 p.m. local time in Wilmington, Delaware (the "Effective Time") on the Effective Date. It is
                                   --------------
the intent of the Parties that the Effective Date be the same day as the Closing Date (as defined in Section 2.1) or, if not practicable, the earliest practicable day immediately thereafter.

     Section 1.3  Effect of the Merger.   At the Effective Time, the effect of
                  --------------------
the Merger shall be as provided under all applicable provisions of the Delaware Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, any and all assets, rights, privileges, powers and franchises of the Constituent Corporations, individually and collectively, shall vest in the Surviving Corporation, and any and all debts, liabilities, duties and obligations of the Constituent Corporations, individually and collectively, shall vest in, be deemed to be assumed by and become debts, liabilities, duties and obligations of the Surviving Corporation.

     Section 1.4  The Surviving Corporation.
                  -------------------------

                  1.4.1  Certificate The Certificate of Incorporation of SUB as
                         -----------
in effect upon the Effective Date, attached as Exhibit B hereto, shall be the
                                               ---------
Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation.

                  1.4.2  Bylaws. The Bylaws of SUB as in effect upon the
                         ------
Effective Date, attached as Exhibit C hereto, shall be the Bylaws of the
                            ---------
Surviving Corporation, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

                  1.4.3  Directors and Officers. The directors and officers of
                         ----------------------
SUB upon the Effective Date will be the initial directors and officers of the Surviving Corporation. In the event a vacancy shall exist on the Board of Directors or in any office of SUB upon the Effective Date, such vacancy may thereafter be filled in the manner provided by law, and the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                  1.4.4  Capital Stock.   At the Effective Time, (a)  each
                         -------------
share of capital stock of PRO DUCT shall be converted into the right to receive issued and outstanding the consideration set forth in Article II (subject to the provisions of Section 2.7), and (b) each share of capital stock of PRO DUCT issued and held in the treasury of PRO DUCT shall be cancelled and retired. At such time the stock transfer books of PRO DUCT shall be closed, and there shall be no registration or transfers of shares of capital stock of PRO DUCT thereafter.

                  1.4.5  Options; Restricted Stock. At the Effective Time, each
                         -------------------------
outstanding but unexercised option exercisable for shares of PRO DUCT capital stock (the "PRO DUCT Options") shall be assumed by CYTYC as more specifically
            ----------------
described in Section 5.6.1. Any repurchase rights or other contractual restrictions in favor of PRO DUCT with respect to shares of PRO DUCT capital stock in effect at the Effective Time shall survive the Merger and shall vest in CYTYC as more specifically described in Section 5.6.2; the shares of CYTYC common stock, par value $0.01 per share (the "CYTYC Common Stock"), received
                                              ------------------
upon the conversion of such shares of PRO DUCT capital stock pursuant to Article II shall be subject to all such rights and restrictions; and all certificates representing such CYTYC Common Stock shall bear a legend giving notice of such rights and restrictions.

                  1.4.6  Surrender. At the Closing, the Merged Corporation shall
                         ---------
surrender its stock registry, minute book and corporate seal to the Surviving Corporation. The holders of the capital stock of PRO DUCT (the "Stockholders")
                                                                ------------
shall further surrender the certificates representing the PRO DUCT Common Stock or PRO DUCT Preferred Stock held by them to the Surviving Corporation, or if one or more of such certificates cannot be located, the appropriate Stockholder(s) shall deliver to the Surviving Corporation an affidavit certifying that such certificate(s) has (have) been lost and renouncing all right, title and interest in the PRO DUCT Common Stock or PRO DUCT Preferred Stock represented by such lost certificate(s).


                                  ARTICLE II.

                            CLOSING; CONSIDERATION

     Section 2.1  The Closing.   The closing of the transactions contemplated by
                  -----------
this Agreement (the "Closing") shall be held at the offices of Crowell & Moring
                     -------
LLP, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004, at 11:00 a.m. local time on the eighth (8/th/) Business Day (as defined in Section 2.2.2(b)(1)) after all of the conditions to the Closing set out in Articles VI and VII herein have been met or waived, or at such other place and date and time as CYTYC and PRO DUCT may designate in writing (the date and time agreed upon for Closing hereinafter the "Closing Date").
                 ------------

     Section 2.2  Closing Date Consideration.
                  --------------------------

                  2.2.1  Conversion of PRO DUCT Common Stock and PRO DUCT
                         ------------------------------------------------
Preferred Stock. At the Effective Time, by virtue of the Merger and without any
---------------
action on the part of the holders of the Series A preferred stock, par value $0.0001 per share, of PRO DUCT (the "PRO DUCT Series A Preferred Stock"), the
                                     ---------------------------------
Series B preferred stock, par value $0.0001 per share, of PRO DUCT (the "PRO
                                                                         ---
DUCT Series B Preferred Stock"), the Series C preferred stock, par value $0.0001
-----------------------------
per share, of PRO DUCT (the "PRO DUCT Series C Preferred Stock" and, together
                             ---------------------------------
with the PRO DUCT Series A Preferred Stock and the PRO DUCT Series B Preferred Stock, the "PRO DUCT Preferred Stock"), or the common stock, $0.0001 par value
            ------------------------
per share, of PRO DUCT (the "PRO DUCT Common Stock"), each share of PRO DUCT
                             ---------------------
Preferred Stock and each share of PRO DUCT Common Stock issued and outstanding at the Effective Time shall be converted into the right to receive (subject to Section

2.2.2) the following: (i) the shares of the PRO DUCT Series A Preferred Stock shall be converted into the right to receive such number of shares of CYTYC Common Stock and such cash consideration as is calculated for such series in accordance with the formula set forth below (the "Series A Merger
                                                  ---------------
Consideration"); (ii) the shares of the PRO DUCT Series B Preferred Stock shall
-------------
be converted into the right to receive such number of shares of CYTYC Common Stock and such cash consideration as is calculated for such series in accordance with the formula set forth below (the "Series B Merger Consideration"); (iii)
                                       -----------------------------
the shares of the PRO DUCT Series C Preferred Stock shall be converted into the right to receive such number of shares of CYTYC Common Stock and such cash consideration as is calculated for such series in accordance with the formula set forth below (the "Series C Merger Consideration"); (iv) the shares of the
                      -----------------------------
PRO DUCT Common Stock shall be converted into the right to receive such number of shares of CYTYC Common Stock and such cash consideration as is calculated for such class in accordance with the formula set forth below (the "Common Merger
                                                                -------------
Consideration);  provided, however, that the shares of PRO DUCT Preferred Stock
-------------
or PRO DUCT Common Stock held by Stockholders who have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal of their shares of PRO DUCT Preferred Stock or PRO DUCT Common Stock in accordance with Section 262 of the Delaware Corporation Law or Section 1300 et seq. of the California Corporations Code (or any successor provisions) shall not be converted into the right to receive shares of CYTYC Common Stock or cash consideration pursuant to this Section 2.2.1; and provided further, that no more than an aggregate of 5,000,000 shares of CYTYC Common Stock shall be issued and no more than an aggregate of $38,500,000 in cash consideration shall be paid pursuant to this Section 2.2.1 (such aggregate shares and cash consideration, the "Consideration"). Subject to Section 2.2.2 hereof, the Series A Merger
     -------------
Consideration, the Series B Merger Consideration, the Series C Merger Consideration and the Common Merger Consideration attributable to the PRO DUCT Preferred Stock and the Total Common Shares issued and outstanding at the Effective Time shall be calculated in the manner described below. Each share of PRO DUCT Preferred Stock and PRO DUCT Common Stock outstanding at the Effective Time (except Dissenting Shares) shall be converted into the right to receive the Consideration allocated to such class or series pursuant to the formula set forth below. For purposes of making the allocations described below, each share of CYTYC Common Stock shall be deemed to have a value equal to the Closing Valuation Price. The Consideration shall be allocated as follows:

          (a) the Consideration shall be allocated first to the shares of PRO DUCT Series C Preferred Stock issued and outstanding at the Effective Time in an amount per share equal to $4.93. A portion of the Consideration so allocated to each share equal to $4.93 multiplied by the Stock Ratio shall be in the form of CYTYC Common Stock (rounded to the nearest 1/10,000/th/ of a share) and the remainder shall consist of cash;

          (b) the Consideration shall then be allocated to the shares of PRO DUCT Series A Preferred Stock and PRO DUCT Series B Preferred Stock issued and outstanding at the Effective Time, on a pari passu basis, in an amount per share equal to (i) $0.75, in the case of the PRO DUCT Series A Preferred Stock, and
(ii) $2.20, in the case of the PRO DUCT Series B Preferred Stock. A portion of the Consideration so allocated to each share equal to (i) $0.75 multiplied by the Stock Ratio, in the case of the PRO DUCT Series A Preferred Stock, and (ii) $2.20 multiplied by the Stock Ratio, in the case of the PRO DUCT Series B Preferred Stock, shall be in the form of CYTYC Common Stock (rounded to the nearest 1/10,000/th/ of a share) and the remainder shall consist of cash;

          (c) the Consideration shall then be allocated to the shares of PRO DUCT Series A Preferred Stock, PRO DUCT Series B Preferred Stock and PRO DUCT Series C Preferred Stock issued and outstanding at the Effective Time (on the assumption that those shares represent the aggregate number of shares of PRO DUCT Common Stock into which they would be convertible immediately prior to the Effective Time at the then applicable Conversion Price, as defined in the PRO DUCT Certificate of Incorporation for each such series), and the Total Common Shares, in equal amounts on a per share of PRO DUCT Common Stock basis (subject to the maximum amounts set forth below), until the amount allocated pursuant to this paragraph (c) to each share of (i) PRO DUCT Series A Preferred Stock (by virtue of the shares of PRO DUCT Common Stock into which it is convertible) equals $0.75 (excluding any amounts paid pursuant to paragraph (b) above), (ii) PRO DUCT Series B Preferred Stock (by virtue of the shares of PRO DUCT Common Stock into which it is convertible) equals $2.20 (excluding any amounts paid pursuant to paragraph (b) above), and (iii) PRO DUCT Series C Preferred Stock (by virtue of the shares of PRO DUCT Common Stock into which it is convertible) equals $4.93 (excluding any amounts paid pursuant to paragraph (a) above). A portion of the Consideration so allocated to each share equal to the aggregate amount of the Consideration so allocated multiplied by the Stock Ratio shall consist of CYTYC Common Stock (rounded to the nearest 1/10,000/th/ of a share) and the remainder shall consist of cash; and

          (d) the remaining Consideration shall be allocated to the Total Common Shares in an equal amount per Total Common Share. A portion of the Consideration so allocated to each share computed by multiplying the amount of Consideration so allocated by the Stock Ratio shall consist of CYTYC Common Stock (rounded to the nearest 1/10,000/th/ of a share) and the remainder shall consist of cash.

     For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

     "Cash Consideration Component" shall equal $38,500,000.

     "Cash Ratio" shall equal the number obtained by dividing (x) the Cash Consideration Component by (y) the Total Merger Consideration.

     "Closing Valuation Price" shall mean the average of the closing prices of the CYTYC Common Stock on The Nasdaq National Market over the 30-day period ending three (3) days prior to the Closing Date.

     "Stock Consideration Component" shall equal the dollar amount equal to the product of (x) 5,000,000 and (y) the Closing Valuation Price.

     "Stock Ratio" shall equal the number obtained by dividing (x) the Stock Consideration Component by (y) the Total Merger Consideration.

     "Total Common Shares" shall mean (x) shares of PRO DUCT Common Stock issued and outstanding at the Effective Time (including all unvested restricted shares of PRO DUCT Common Stock outstanding at the Effective Time) (the "Outstanding
                                                                  -----------
PRO DUCT Common Stock") and (y) shares of PRO DUCT Common Stock issuable upon
---------------------
the exercise of options and warrants to purchase PRO DUCT Common Stock that are outstanding and have vested as of the Effective Time.

     "Total Merger Consideration" shall mean the dollar amount equal to the sum of (x) the Stock Consideration Component and (y) the Cash Consideration Component.

          (e)  Goodwill.  PRO DUCT acknowledges that in consideration for the
               --------
payment of the Consideration, CYTYC will acquire the goodwill of PRO DUCT from the Stockholders, and thus that CYTYC is entitled to protect itself from competition from employees of PRO DUCT who are also Stockholders, which competition would have the effect of reducing the value of the goodwill acquired from those employees of PRO DUCT who are also Stockholders.

                  2.2.2  Escrow.
                         ------

          (a)  Escrowed Stock and Cash.  At the Closing, CYTYC shall deliver ten
               -----------------------
percent (10%) of the Cash Consideration Component delivered pursuant to Section
2.2.1 hereof (the "Escrow Cash") and certificates representing ten percent (10%)
                   ------------
of the aggregate number of shares of CYTYC Common Stock (the "Escrow Shares")
                                                              -------------
into which the shares of Outstanding PRO DUCT Common Stock and the shares of PRO DUCT Preferred Stock held by each holder thereof at the Effective Time are convertible, as provided in Section 2.2.1 hereof, to an escrow account (the "Escrow Account") to be established by CYTYC with an escrow agent to be
---------------
designated by CYTYC prior to Closing (the "Escrow Agent") to be held by the
                                           ------------
Escrow Agent, upon terms mutually agreeable to PRO DUCT and CYTYC, for the mutual benefit of the Stockholders and CYTYC until the first anniversary of the Effective Date. The Escrow Cash and the Escrow Shares shall be comprised of those portions of the Consideration delivered pursuant to Section 2.2.1 determined as follows:

          (i) (x) the portion of the Cash Consideration Component allocated to the Total Common Shares pursuant to Section 2.2.1(d) hereof shall be reduced by $3,850,000 (the "First Escrow Cash Holdback"); and (y) the number of shares of
                 --------------------------
CYTYC Common Stock allocated to the Total Common Shares pursuant to Section 2.2.1(d) hereof shall be reduced by 500,000 shares (the "First Escrow Share
                                                         ------------------
Holdback");
--------

          (ii) if the portion of the Cash Consideration Component allocated to the Total Common Shares pursuant to Section 2.2.1(d) hereof is less than $3,850,000 such that the First Escrow Cash Holdback is less than $3,850,000 and the number of shares of CYTYC Common Stock allocated to the Total Common Shares pursuant to Section 2.2.1(d) hereof is less than 500,000 shares such that the First Escrow Share Holdback is less than 500,000 shares, then (x) the portion of the Cash Consideration Component allocated to the holders of PRO DUCT Preferred Stock and the Total Common Shares pursuant to Section 2.2.1(c) hereof shall be reduced by an amount equal to the difference between $3,850,000 and the First Escrow Cash Holdback (the "Second Escrow Cash Holdback") and; (y) the number of
                           ---------------------------
shares of CYTYC

Common Stock allocated to the holders of PRO DUCT Preferred Stock and the Total Common Shares pursuant to Section 2.2.1(c) hereof shall be reduced by a number of shares equal to the difference between 500,000 shares and the First Escrow Share Holdback (the "Second Escrow Share Holdback");
                     ----------------------------

          (iii) if the sum of the First Escrow Cash Holdback and the Second Escrow Cash Holdback is less than $3,850,000 and the sum of the First Escrow Share Holdback and the Second Escrow Share Holdback is less than 500,000 shares, then (x) the portion of the Cash Consideration Component allocated to the holders of PRO DUCT Series A Preferred Stock and PRO DUCT Series B Preferred Stock pursuant to Section 2.2.1(b) hereof shall be reduced by an amount equal to the difference between (I) $3,850,000 and (II) the sum of the First Escrow Cash Holdback and the Second Escrow Cash Holdback (the "Third Escrow Cash Holdback");
                                                   --------------------------
and (y) the number of shares of CYTYC Common Stock allocated to the holders of PRO DUCT Series A Preferred Stock and PRO DUCT Series B Preferred Stock pursuant to Section 2.2.1(b) hereof shall be reduced by a number of shares equal to the difference between (III) 500,000 shares and (IV) the sum of the First Escrow Share Holdback and the Second Escrow Share Holdback (the "Third Escrow Share
                                                          ------------------
Holdback");
--------

          (iv) if the sum of the First Escrow Cash Holdback, the Second Escrow Cash Holdback and the Third Escrow Cash Holdback is less than $3,850,000 and the sum of the First Escrow Share Holdback, the Second Escrow Share Holdback and the Third Escrow Share Holdback is less than 500,000 shares, then (x) the portion of the Cash Consideration Component allocated to the holders of PRO DUCT Series C Preferred Stock pursuant to Section 2.2.1(a) hereof shall be reduced by an amount equal to the difference between (I) $3,850,000 and (II) the sum of the First Escrow Cash Holdback, the Second Escrow Cash Holdback and the Third Escrow Cash Holdback (the "Fourth Escrow Cash Holdback"); and (y) the number of shares
                    ---------------------------
of CYTYC Common Stock allocated to the holders of PRO DUCT Series C Preferred Stock pursuant to Section 2.2.1(a) hereof shall be reduced by a number of shares equal to the difference between (III) 500,000 shares and (IV) the sum of the First Escrow Share Holdback, the Second Escrow Share Holdback and the Third Escrow Share Holdback (the "Fourth Escrow Share Holdback").
                            ----------------------------

          Subsequent to Closing, CYTYC will deliver to the Escrow Account the Option Escrow Cash and the Option Escrow Shares as set forth in Section 5.6.
For purposes of this Section 2.2.2, such Option Escrow Cash and Option Escrow Shares shall be treated in the same manner as Escrow Cash and Escrow Shares, respectively. Any fees and expenses of the Escrow Agent, and any obligations arising with respect to indemnification of the Escrow Agent, will be paid and assumed by CYTYC. The certificates representing the Escrow Shares shall be issued in the names of the respective holders of shares of PRO DUCT Common Stock and PRO DUCT Preferred Stock at the Effective Time and such certificates and the Escrow Cash shall be retained in the Escrow Account until released pursuant to
Section 2.2.2(b) below. The Escrow Shares and the Escrow Cash shall be separately accounted for by the Escrow Agent and shall be segregated into separate accounts within the Escrow Account. During the period in which the Escrow Shares are retained in the Escrow Account, they will be held for the benefit of the registered holders of the Escrow Shares, and such registered holders shall be entitled to vote the Escrow Shares and to receive the economic benefit of any dividends paid with respect to the Escrow Shares until it has been determined conclusively that CYTYC is entitled to retain the Escrow Shares in respect of indemnification claims pursuant to Section 8.2.2 hereof (it being understood that any cash dividends paid on such shares, and any taxable non-cash dividends paid on such shares, shall be distributed currently and any tax-free non-cash dividends paid on such shares shall continue to be held in escrow for the benefit of the Stockholders). During the period in which the Escrow Cash is retained in the Escrow Account, the Escrow Cash shall be held for the benefit of CYTYC and shall not be treated as received by the Stockholders to the extent not distributed to the Stockholders from the Escrow Account, and all interest or other income earned from the investment of the Escrow Cash shall be treated as having been received by CYTYC and shall be reported by CYTYC as its income for United States federal income tax purposes. From and after the Closing Date, unless and until it is determined that CYTYC is entitled to retain the Escrow Shares in respect of indemnification claims, the Escrow Shares shall appear as issued and outstanding on the balance sheet of CYTYC. The parties agree that the treatment described above shall apply for United States federal income tax purposes and to file all Tax Returns on a basis consistent with such treatment.

          (b)  Release of Escrow Shares and Escrow Cash.
               ----------------------------------------

     1. Within five (5) Business Days following the first anniversary of the Effective Date, the Escrow Agent shall distribute to the Stockholders, at their respective addresses set forth on the Stockholder Information Schedule and in accordance with the following paragraph (3), any Escrow Cash deposited into escrow pursuant to Section 2.2.2 hereof less (i) the amount of Escrow Cash offset prior to the first anniversary of the Effective Date pursuant to Section
8.2.2 hereof, and (ii) an amount of Escrow Cash which the Escrow Agent shall retain equal to the aggregate amount of indemnification claims in U.S. Dollars made by CYTYC pursuant to Section 8.2 hereof which shall be outstanding and unresolved (the "Aggregate Outstanding Claims"), or in the event that the
                 ----------------------------
Aggregate Outstanding Claims exceed the remaining amount of Escrow Cash, all remaining Escrow Cash (such amount of retained Escrow Cash, as well as any such amount of retained Escrow Cash as it may be further reduced after the first anniversary of the Effective Date by distributions to the Stockholders and offsets by CYTYC pursuant to Section 8.2.2 hereof, the "Retained Escrow Cash").
                                                        --------------------
The Escrow Agent shall also deliver to CYTYC the certificates representing the Remaining Escrow Shares (as defined below), whereupon CYTYC shall cancel these certificates and (i) issue in the names of the Stockholders, at their respective addresses set forth on the Stockholder Information Schedule and in accordance with the following paragraph (3), certificates in an amount, not to exceed the Remaining Escrow Shares, equal to the sum of the Claim Shares (as defined below) in respect of any outstanding indemnification claim made in an Indemnification Notice provided by CYTYC pursuant to Section 8.2 hereof, which certificates shall be delivered to the Escrow Agent to be held in escrow, and (ii) issue in the names of the Stockholders, at their respective addresses set forth on the Stockholder Information Schedule and in accordance with the following paragraph
(3), certificates representing in the aggregate the amount of the Distributable Shares (as defined below) (provided that CYTYC may adjust the number of shares represented by any certificate to the minimum extent necessary to avoid fractional shares), and send such certificates to the Stockholders at their respective addresses set forth on the Stockholder Information Schedule. For purposes of this Agreement, (v) the term "Claim Shares" shall mean a number of
                                          ------------
shares of CYTYC Common Stock determined by dividing (i) the Aggregate Outstanding Claims less the Retained Escrow Cash, by (ii) the Closing Valuation Price; (w) the term "Distributable Shares" shall mean a number of shares of
                     --------------------
CYTYC Common Stock determined by subtracting the Claim Shares from the Remaining Escrow Shares; (x) the term "Remaining Escrow Shares" shall mean
                             -----------------------
a number of shares of CYTYC Common Stock equal to the number of Escrow Shares deposited into escrow pursuant to Section 2.2.2 hereof less the number of Escrow Shares already offset pursuant to Section 8.2.2 hereof or distributed to the Stockholders pursuant to this Section 2.2.2; and (y) the term "Business Day"
                                                               ------------
shall mean any day on which commercial banking institutions in New York, New York are customarily open for the purpose of transacting business.

     2. In the event and to the extent that after the first anniversary of the Effective Date any outstanding indemnification claim made by CYTYC pursuant to
Section 8.2 hereof is resolved against CYTYC, the Escrow Agent shall deliver to the Stockholders, at their respective addresses set forth on the Stockholder Information Schedule and in accordance with the following paragraph (3), an amount of the Retained Escrow Cash corresponding to the amount of the outstanding indemnification claim resolved against CYTYC. To the extent the amount of such outstanding indemnification claim exceeds the amount of the Retained Escrow Cash, the Escrow Agent shall deliver to CYTYC the certificates representing the Remaining Escrow Shares, whereupon CYTYC shall cancel these certificates and (i) issue in the names of the Stockholders, at their respective addresses set forth on the Stockholder Information Schedule and in accordance with the following paragraph (3), certificates in an amount, not to exceed the Remaining Escrow Shares, equal to the sum of the Claim Shares in respect of the Aggregate Outstanding Claims, which certificates shall be delivered to the Escrow Agent to be held in escrow, and (ii) issue in the names of the Stockholders, at their respective addresses set forth on the Stockholder Information Schedule and in accordance with the following paragraph (3), certificates representing in the aggregate the amount of the Distributable Shares (provided that CYTYC may adjust the number of shares represented by any certificate to the minimum extent necessary to avoid fractional shares), and send such certificates to the Stockholders at their respective addresses set forth on the Stockholder Information Schedule. In the event and to the extent that after the first anniversary of the Effective Date any outstanding claim for indemnification made by CYTYC pursuant to Section 8.2 hereof is resolved in favor of CYTYC, CYTYC shall be entitled to offset pursuant to Section 8.2.2 hereof.

     3. Any Escrow Cash and Escrow Shares released to the Stockholders pursuant to this Section 2.2.2 shall be allocated as follows:

          (i) any Escrow Cash and Escrow Shares released to the Stockholders pursuant to this Section 2.2.2 shall be allocated first to the shares of PRO DUCT Series C Preferred Stock pro rata until the full amounts of the Fourth Escrow Cash Holdback and the Fourth Escrow Share Holdback, if any, have been released;

          (ii) any remaining Escrow Cash and Escrow Shares released to the Stockholders pursuant to this Section 2.2.2 shall then be allocated to the shares of PRO DUCT Series A Preferred Stock and PRO DUCT Series B Preferred Stock, pro rata on a pari passu basis, until the full amounts of the Third Escrow Cash Holdback and the Third Escrow Share Holdback, if any, have been released;

          (iii) any remaining Escrow Cash and Escrow Shares released to the Stockholders pursuant to this Section 2.2.2 shall then be allocated to the shares of PRO DUCT Preferred Stock and the Total Common Shares, pro rata in equal amounts on a per share of PRO

DUCT Common Stock basis, until the full amounts of the Second Escrow Cash Holdback and the Second Escrow Share Holdback, if any, have been released; and

          (iv) any remaining Escrow Cash and Escrow Shares released to the Stockholders pursuant to this Section 2.2.2 shall be allocated to the Total Common Shares in an equal amount per Total Common Share.

     4. At the time that the Escrow Agent shall distribute any amount of Escrow Cash to the Stockholders pursuant to the foregoing, the Escrow Agent shall also distribute to the Stockholders the interest or other income earned with respect to such amount while held in the Escrow Account; provided, however,
                                                              --------  -------
that the Escrow Agent shall withhold from such amount of interest or other income, and pay to CYTYC, an amount equal to the product of (i) CYTYC's aggregate federal and state income tax rate, taking into account the deductibility of state income taxes for federal income tax purposes, and (ii) the total taxable income recognized by CYTYC with respect to the amount of Escrow Cash being distributed net of the total deductions allowed to CYTYC pursuant to Code Section 483 with respect to the distribution of such amount of Escrow Cash to the Stockholders. Any interest or other income earned with respect to the Escrow Cash that is not distributed to the Stockholders or paid to CYTYC pursuant to the preceding sentence shall be paid to CYTYC when all Escrow Cash has been retained by CYTYC or released from the Escrow Account pursuant to the terms and conditions of this Section 2.2.2 or Section 8.2.2 hereof. Any interest or other income earned with respect to the Escrow Cash shall not be treated as Escrow Cash for purposes of this Section 2.2.2 or
Section 8.2.2 hereof.

          (c)  Stockholder Representative.
               --------------------------

     1.   Ross Jaffe is hereby appointed and constituted the "Stockholder
                                                              -----------
Representative" hereunder, and as such shall serve as agent for and have all
--------------
powers as attorney-in-fact of each Stockholder, for and on behalf of such Stockholder, to take the following actions in connection with the negotiation, settlement and compromise of indemnification claims pursuant to Section 8.2 hereof and the release of Escrow Shares and Escrow Cash in connection therewith: to give and receive notices and communications; to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with, orders of courts and awards of arbitrators with respect to any disputes involving any claims made by CYTYC or PRO DUCT hereunder, including disputes arising out of Section 8.2 or this Section 2.2.2, and disputes related to the Escrow Shares and Escrow Cash; to sign receipts, consents or other documents to effect the transactions contemplated hereby; and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing.

     2. If the Stockholder Representative elects to resign as Stockholder Representative for any reason, the Stockholder Representative shall notify CYTYC of his or her intent to resign, and Stockholders entitled to receive a majority of the Escrow Shares and Escrow Cash may, by written notice to CYTYC, appoint a successor Stockholder Representative.

     3. Notice or communications to or from the Stockholder Representative pursuant to this Section 2.2.2 shall constitute notice to or from each of the Stockholders.

     4. The Stockholder Representative shall not be liable for any action taken or not taken as Stockholder Representative, and all actions, decisions and instructions, or any failure to take such actions, of the Stockholder Representative shall be conclusive and binding upon all of the Stockholders, and no Stockholders or any other person shall have any cause of action against the Stockholder Representative for any action taken, decision made or instruction given by the Stockholder Representative under this Section 2.2.2, except for fraud or for willfully disregarding his or her duties as Stockholder Representative under this Agreement.

     5. A decision, act, consent or instruction of the Stockholder Representative pursuant to this Section 2.2.2 shall constitute a decision of all the Stockholders, and shall be final, binding and conclusive upon each of the Stockholders, and CYTYC and PRO DUCT may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and all of the Stockholders. CYTYC and PRO DUCT are relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction.

     6. Notwithstanding any of the foregoing provisions of this Section 2.2, an aggregate amount of $750,000 of the cash Consideration distributable to the Stockholders pursuant to Section 2.2.1 that is allocable to the Total Common Shares pursuant to Section 2.2.1(d) after payment of the Escrow Cash into the Escrow Account (the "Stockholder Representative Escrow Amount") shall be
                     ----------------------------------------
delivered by CYTYC to the Stockholder Representative at the Effective Time. The Stockholder Representative shall hold the Stockholder Representative Escrow Amount in escrow in an interest-bearing account on behalf of the Stockholders for use in paying any expenses incurred by the Stockholder Representative in connection with the performance of the Stockholder Representative's actions hereunder. For tax reporting purposes all interest earned from investment of the Stockholder Representative Escrow Amount shall be allocated to the Stockholders named on the Stockholder Information Schedule, pro rata in accordance with their respective ownership percentages. After the Stockholder Representative has fully performed all actions to be performed by it hereunder, the Stockholder Representative shall deliver the remainder of the Stockholder Representative Escrow Amount, if any, together with any accrued interest thereon, if any, to the Stockholders named on the Stockholder Information Schedule, pro rata in accordance with their respective ownership percentages, at their respective addresses set forth on the Stockholder Information Schedule.

         (d)   Dissenting Shares.  The Stockholder Representative shall update
               -----------------
the Stockholder Information Schedule from time to time to reflect the proper exercise, in accordance with Section 2.7 hereof, of dissenters' rights. The Stockholder Representative shall promptly deliver such updated Stockholder Information Schedule to CYTYC, together with a calculation of the number of Escrow Shares and the amount of Escrow Cash that represent Dissenting Shares if any Escrow Shares and Escrow Cash shall be held by the Escrow Agent with respect to any such Dissenting Shares. Once CYTYC and the Stockholder Representative shall have agreed upon such number of Dissenting Shares, CYTYC shall deliver written notice thereof to the Escrow Agent, following which the Escrow Agent shall deliver certificates representing the number of Escrow Shares and cash in the amount of the Escrow Cash, in each case held in respect of such Dissenting Shares, in accordance with the procedures set forth herein, to CYTYC.

               2.2.3    PRO DUCT Stock.   From and after the Effective Time, all
                        --------------
shares of PRO DUCT Common Stock and PRO DUCT Preferred Stock shall no longer be outstanding and shall be cancelled and retired and cease to exist, and each certificate (a "PRO DUCT Certificate") formerly representing any such shares
                --------------------
(other than Dissenting Shares as defined in Section 2.7) shall thereafter represent only the right to receive the consideration set forth in Section 2.2 and the right, if any, to receive cash in lieu of fractional shares set forth in
Section 2.3 and any distribution or dividend pursuant to Section 2.9. Any shares of the capital stock of PRO DUCT that are held in treasury at the Closing shall be cancelled at the Effective Time without payment of any consideration therefor.

     Section 2.3   Cash in Lieu of Fractional Shares. Notwithstanding any other
                   ---------------------------------
provision of this Agreement, no certificates or scrip representing fractional shares of CYTYC Common Stock shall be issued as consideration to any Stockholder in the Merger or pursuant to the exercise of Converted Options pursuant to
Section 5.6 hereof, no dividend or other distribution of CYTYC shall relate to any fractional share and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of CYTYC. In lieu of any fractional shares, there shall be paid to each Stockholder who otherwise would be entitled to receive a fractional share of CYTYC Common Stock pursuant to the terms of this Agreement an amount of cash (rounded to the nearest whole cent) determined by multiplying (i) such fraction by (ii) the average of the closing prices of the CYTYC Common Stock on The Nasdaq National Market over the 30-day period ending three (3) days prior to the Closing Date (or the exercise date in the case of Converted Options).

     Section 2.4   Adjustments Following a Stock Recapitalization.  If, at any
                   ----------------------------------------------
time after the date hereof but prior to the Effective Date, the total number of shares of CYTYC Common Stock, or securities convertible into or exchangeable for shares of CYTYC Common Stock, outstanding as of the date hereof has been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, reorganization, split-up, combination, exchange of shares or readjustment, or a stock dividend or other extraordinary distribution thereon (collectively, a "Stock Recapitalization"), the
                                       ----------------------
Consideration payable pursuant to Section 2.2 hereof shall be correspondingly adjusted so as to provide holders of PRO DUCT Common Stock and PRO DUCT Preferred Stock the same economic effect as contemplated by this Agreement prior to such Stock Recapitalization. This Section 2.4 shall not apply to any merger or business combination involving CYTYC in which CYTYC is the surviving corporation, issuance of shares of CYTYC capital stock or other transaction not involving a Stock Recapitalization.

     Section 2.5   Escheatment.   Notwithstanding any other provision of this
                   -----------
Article II, neither CYTYC nor the Surviving Corporation shall be liable to any Stockholder or any representative of, successor to, heir or deemed beneficiary of any Stockholder, or any other person or entity seeking to claim or make a recovery in the name of or by right of such Stockholder, for any CYTYC Common Stock, any dividends or distributions thereon, proceeds in lieu of issuance of any fractional shares thereof, or proceeds or distributions from the Escrow Account, reasonably delivered or paid to a public official or governmental authority pursuant to any applicable escheat or unclaimed property laws.

     Section 2.6   Other Closing Deliveries. At the Closing, each of CYTYC, SUB
                   ------------------------
and PRO DUCT shall use its reasonable best efforts to deliver or cause to be delivered the opinions, certificates and other documents respectively required to be delivered pursuant to Articles VI and VII hereunder.

     Section 2.7   Dissenting Shares. Notwithstanding anything in this Agreement
                   -----------------
to the contrary, any shares of PRO DUCT Common Stock or PRO DUCT Preferred Stock that are outstanding immediately prior to the Effective Time and that are held by Stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal of such shares in accordance with Section 262 of the Delaware Corporation Law or
Section 1300 et seq. of the California Corporations Code (or any successor provision) (collectively, the "Dissenting Shares"), shall not be converted into
                               ------------------
or represent the right to receive the consideration per share described in
Section 2.2. Such Stockholders shall be entitled to receive payment of the appraised value of such shares of PRO DUCT Common Stock or PRO DUCT Preferred Stock held by them in accordance with the provisions of Section 262 of the Delaware Corporation Law or Section 1300 et seq. of the California Corporations Code (or any successor provision), as the case may be, except that Dissenting Shares held by Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such shares under
Section 262 of the Delaware Corporation Law or Section 1300 et seq. of the California Corporations Code (or any successor provision), as the case may be, shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the consideration per share described in Section 2.2. PRO DUCT shall give CYTYC prompt notice of any notice or demands of appraisal or payment for PRO DUCT Common Stock or PRO DUCT Preferred Stock received by PRO DUCT prior to the Effective Time. Prior to the Effective Time, PRO DUCT shall not, without the prior written consent of CYTYC, make any payments with respect to, settle, offer to settle or otherwise negotiate, any such demands.

     Section 2.8   Exchange of PRO DUCT Certificates.
                   ---------------------------------

     (a) Prior to Closing Date, CYTYC shall designate its stock transfer agent and registrar, or other agent, to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, CYTYC shall
 --------------
deposit with or for the account of the Exchange Agent (i) stock certificates representing the number of shares of CYTYC Common Stock issuable pursuant to
Section 2.2, which shares of CYTYC Common Stock shall be deemed to have been issued at the Effective Time, and (ii) the cash consideration payable pursuant to Section 2.2 in connection with the issuance of such shares of CYTYC Common Stock.

     (b) As soon as practicable after the Effective Time, CYTYC shall cause the Exchange Agent to mail to each Stockholder set forth on the Stockholder Information Schedule (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the PRO DUCT Certificates shall pass, only upon proper delivery of the PRO DUCT Certificates to the Exchange Agent and (ii) instructions for use in surrendering such PRO DUCT Certificates in exchange for cash and certificates representing shares of CYTYC Common Stock. Upon surrender of a PRO DUCT Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such PRO DUCT Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of CYTYC Common Stock which such holder has the right to receive pursuant to the provisions of

Section 2.2, (y) cash which such holder has the right to receive pursuant to the provisions of Section 2.2, and (z) cash in lieu of any fractional shares of CYTYC Common Stock to which such holder is entitled pursuant to Section 2.3 and unpaid dividends or distributions payable pursuant to Section 2.9, after giving effect to any required tax withholdings, and the PRO DUCT Certificate so surrendered shall forthwith be canceled.

     (c) Promptly following the date which is six (6) months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of PRO DUCT Certificates who have not, prior to such date, complied with this Section 2.8 shall look thereafter only to the Surviving Corporation for the shares of CYTYC Common Stock, cash payable pursuant to Section 2.2, and any dividends or distributions with respect to such shares of CYTYC Common Stock, after giving effect to any required tax withholdings, and any cash in lieu of fractional shares thereof to which they are entitled pursuant to Sections 2.3 and 2.9.

     Section 2.9   Distributions with Respect to Unexchanged Shares; Voting. All
                   ------------------------------------------------
shares of CYTYC Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding at the Effective Time and whenever a dividend or other distribution is declared by CYTYC in respect of the CYTYC Common Stock, the record date for which is on or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. Subject to the effect of applicable laws, following surrender of any such PRO DUCT Certificate pursuant to Section 2.8, there shall be issued and/or paid to the holder of certificates representing whole shares of CYTYC Common Stock issued in exchange therefor, without interest, at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of CYTYC Common Stock and not paid, after giving effect to any required tax withholdings. Holders of unsurrendered PRO DUCT Certificates shall be entitled to vote after the Effective Time at any meeting of CYTYC stockholders the number of whole shares of CYTYC Common Stock represented by such PRO DUCT Certificates, regardless of whether such holders have exchanged their PRO DUCT Certificates.

     Section 2.10  Lost, Stolen or Destroyed Certificates.  In the event any PRO
                   --------------------------------------
DUCT Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Stockholder set forth in the Stockholder Information Schedule claiming such PRO DUCT Certificate to be lost, stolen or destroyed, CYTYC will issue in exchange for such PRO DUCT Certificate the shares of CYTYC Common Stock and cash payable pursuant to Section 2.2 and any unpaid dividends or distributions, after giving effect to any required tax withholdings, and cash in lieu of any fractional shares payable in respect thereof pursuant to Sections 2.3 and 2.9, without interest, upon due surrender of, and delivery of such affidavit in respect of, the shares of PRO DUCT capital stock represented by such PRO DUCT Certificates pursuant to this Agreement.

                                 ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF PRO DUCT

     PRO DUCT hereby represents and warrants to CYTYC, as of the date hereof and as of the Closing Date, as set forth below. Any references to the "knowledge"
                                                                    ---------
of PRO DUCT shall refer to the actual knowledge after due inquiry of the individuals listed on Schedule 3.
                      ----------

     Section 3.1   Organization and Qualification.
                   ------------------------------

                   3.1.1  Organization.  PRO DUCT is a corporation duly
                          ------------
organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth on Schedule 3.1.1, PRO DUCT has no subsidiaries
                                 --------------
nor does it hold any equity interests in any other person or entity including any other corporation, partnership, limited liability company, business trust or joint venture.

                   3.1.2  Qualification.   Except as set forth on Schedule
                          -------------                           --------
3.1.2, PRO DUCT is not duly qualified or licensed to do business as a foreign
-----
corporation in any other jurisdiction.

     Section 3.2   Corporate Authorization.
                   -----------------------

                   3.2.1  Authority. PRO DUCT has all requisite corporate power
                          ---------
and authority (i) to carry on its business as it is now being conducted, and as it presently is proposed to be conducted, and to own and operate the properties and assets it now owns and operates, and (ii) to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of PRO DUCT has approved (i) the execution, delivery and performance of this Agreement by PRO DUCT and (ii) a recommendation by the Board of Directors that the Stockholders approve the Merger upon the terms set forth in this Agreement. Assuming the due authorization, execution and delivery of this Agreement by CYTYC and SUB, as applicable, this Agreement is a valid and binding obligation of PRO DUCT enforceable against PRO DUCT in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights, or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

                   3.2.2  No Breach or Violation.   Except as set forth on
                          ----------------------
Schedule 3.2.2, the execution, delivery and performance of this Agreement by PRO
--------------
DUCT and consummation of the transactions contemplated hereby will not conflict with or cause a breach or default of (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under:

             (a) PRO DUCT's Certificate of Incorporation or Bylaws, as amended, including the amendment to be filed pursuant to Section 5.19 hereof;

             (b) Any note, bond, mortgage, indenture, pledge, security agreement, credit agreement, guarantee, suretyship arrangement or other instrument in respect of indebtedness for borrowed money to which PRO DUCT is a party or by which PRO DUCT or any of its assets is bound (i) where such breach, default or conflict would have a material adverse effect on the business, results of operations or financial condition of PRO DUCT or (ii) as to which required consents, amendments or waivers shall not have been obtained by PRO DUCT prior to the Closing for any such breach, default or conflict;

             (c) Any material contract to which PRO DUCT is a party or by which it is bound; or

             (d) Any court or administrative order, writ or injunction or process, or any consent decree to which PRO DUCT (or its assets or property) is a party or is subject, or any statute, law, rule, regulation, license, franchise or permit applicable to PRO DUCT, where such breach, default or conflict would have a material adverse effect on the business, results of operations or financial condition of PRO DUCT.

                   3.2.3  No Consents.  No consent, approval, order or
                          -----------
authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required to be obtained or made by PRO DUCT in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15 U.S.C. (S) 18a ("HSR Act"), the filings described in Section 1.1 hereof or
                 -------
such other consents, approvals, orders, authorizations, registrations, declarations or filings which the failure to obtain or make would not have, in the aggregate, a material adverse affect on the business, results of operations or financial condition of PRO DUCT, or materially and adversely affect the ability of PRO DUCT to enter into this Agreement or perform its obligations hereunder.

     Section 3.3   Corporate Documents and Records.
                   -------------------------------

                   3.3.1    Certificate and Bylaws. True, current and complete
                            ----------------------
copies of the Certificate of Incorporation and the Bylaws of PRO DUCT, together with all respective amendments thereto, are attached to Schedule 3.3.1.
                                                        --------------

                   3.3.2    Minutes; Stock Ledger.   Prior to the Closing, PRO
                            ---------------------
DUCT shall have made available to CYTYC the current and complete copies of (i) minutes of all proceedings of the directors and stockholders of PRO DUCT, and
(ii) the stock ledgers, stock transfer registries and other records relating to the issuance, transfer and ownership of all of the shares of capital stock of PRO DUCT, since the time that PRO DUCT was incorporated.

                   3.3.3    Compliance.   PRO DUCT is in full compliance with
                            ----------
(i) the terms and provisions of the Delaware Corporation Law and (ii) its Certificate of Incorporation and Bylaws, as amended to date.

     Section 3.4   Capitalization.
                   --------------

                   3.4.1    Authorized and Outstanding PRO DUCT Stock. The total
                            -----------------------------------------
authorized capital stock of PRO DUCT consists of: (a) Twenty-two Million (22,000,000) shares of PRO DUCT Common Stock, of which as of September 30, 2001 4,354,212 shares are issued and outstanding; (b) Seventeen Million One Hundred Thousand (17,100,000) shares of PRO DUCT Preferred Stock, consisting of (i) Five Million (5,000,000) shares of PRO DUCT Series A Preferred Stock, of which as of the date hereof 4,266,664 shares are issued and outstanding, (ii) Seven Million (7,000,000) shares of PRO DUCT Series B Preferred Stock, of which as of the date hereof 6,375,002 shares are issued and outstanding, and (iii) Five Million One Hundred Thousand (5,100,000) shares of PRO DUCT Series C Preferred Stock, of which as of the date hereof 4,984,004 shares are issued and outstanding. As of September 30, 2001 982,533 shares of PRO DUCT Common Stock are subject to issuance upon the exercise of outstanding vested and unvested options or stock purchase rights; as of the date hereof 108,239 shares of PRO DUCT Common Stock are subject to issuance upon the exercise of outstanding warrants; and as of the date hereof 0 shares of PRO DUCT Common Stock are issued and held in treasury. No warrants exercisable for shares of PRO DUCT Common Stock or PRO DUCT Preferred Stock shall survive the Closing. Except as set forth on Schedule 3.4.1, there exist no
                                                  --------------
other shares of capital stock of PRO DUCT, or any options, warrants, contracts, commitments, derivative securities or other arrangements which obligate PRO DUCT to issue any shares of capital stock upon the exercise thereof or after the passage of time.

                   3.4.2    Due Authorization and Issuance. All issued and
                            ------------------------------
outstanding shares of the capital stock of PRO DUCT have been duly authorized and validly issued and are fully paid and nonassessable.

                   3.4.3    No Additional Rights. Except as identified in
                            --------------------
Schedule 3.4.3 hereof, (i) there is no outstanding right, subscription, warrant,
--------------
call, option or other agreement or arrangement (including pursuant to any employee benefit plan) of any kind (collectively "Rights") to purchase or
                                                  ------
otherwise to receive from PRO DUCT any of the authorized but unissued or treasury shares of the capital stock or any other security of PRO DUCT or to require PRO DUCT to purchase any such security, (ii) there is no outstanding security of any kind convertible into or exchangeable for the capital stock of PRO DUCT, and (iii) there is no voting trust or other agreement or understanding to which PRO DUCT is a party or is bound with respect to the voting of the capital stock of PRO DUCT. The conversion of the PRO DUCT Options provided for in Section 5.6 of this Agreement is in accordance with the respective terms of the PRO DUCT Options and the plans under which they were issued.

     Section 3.5   Financial Statements.
                   --------------------

                   3.5.1    Statements. Schedule 3.5.1 delivered hereunder sets
                            ----------  --------------
forth (a) the financial statements of PRO DUCT for the years ended 1997, 1998, 1999 and 2000, including an income statement for the period then ended, a balance sheet, a statement of cash flows and a statement of stockholders' equity at such date, and (b) the preliminary unaudited financial statements of PRO DUCT for the eight (8) months ended August 31, 2001, consisting of an income statement, a balance sheet and a statement of cash flows at such date (collectively, the "Financial Statements"). The Financial Statements present
                    --------------------
fairly the financial condition and results of operations of PRO DUCT as of the dates and for the periods indicated therein, are in accordance with the books and records of PRO DUCT, and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods
                        ----
indicated.

                   3.5.2    Absence of Changes.  Except as set forth on Schedule
                            ------------------                          --------
3.5.2 or reflected in the Financial Statements, since December 31, 2000, there
-----
has not been:

          (a) Any material adverse change in the assets, working capital, reserves, financial condition, accounting methods, or results of operations of PRO DUCT;

          (b) Any material change in the contingent obligations or liabilities of PRO DUCT, including by way of guaranty, documentary credit, standby credit, endorsement, indemnity, warranty or otherwise;

          (c) Any waiver or cancellation by PRO DUCT of valuable rights or of debts owed to PRO DUCT which, taken as a whole, are material to the business or financial condition of PRO DUCT;

          (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of PRO DUCT;

          (e) Any increase in the rate or terms of compensation payable by PRO DUCT to any director, officer or employee of PRO DUCT, except increases occurring in the ordinary course of business in accordance with PRO DUCT's customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

          (f) Any increase in the rate or terms, or establishment, of any bonus, insurance, severance, stock option, pension or other employee benefit plan, payment or arrangement made to, for or with any of the employees or directors of PRO DUCT, except increases occurring in the ordinary course of business in accordance with PRO DUCT's customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

          (g) Any loan to, or guarantee or assumption of any loan or obligation on behalf of, any Stockholder or any officer or director of PRO DUCT or any member of their immediate families except advances of business expenses occurring in the ordinary course of business in accordance with PRO DUCT's customary practices;

          (h) Any declaration, setting aside or payment of any dividend by PRO DUCT (in cash, properties or securities) or other distribution of assets by PRO DUCT in respect of the shares of its capital stock, or issuance, sale or transfer by PRO DUCT, or commitment to issue, sell or transfer, any shares of its capital stock other than pursuant to employee stock options, and other agreements or commitments existing on December 31, 2000, or any redemption, purchase or other acquisition of any of its securities;

          (i) Any entry into any agreement, commitment, or transaction (including any borrowing, capital expenditure, capital financing or any acquisition of the securities or assets of any other person or entity) by PRO DUCT, material to PRO DUCT, considered as a whole, except agreements, commitments or transactions contemplated by this Agreement or entered into in the ordinary course of business;

          (j) Any sale, lease, transfer, assignment or pledge of any of the assets of PRO DUCT, tangible or intangible, in any material amount other than retirement or other disposition of assets or the sale of finished products and spare parts in the ordinary course of business;

          (k) Any material delay or postponement by PRO DUCT of the payment of accounts payable or other liabilities in material amounts inconsistent with past practice;

          (l) Any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by PRO DUCT, except in the ordinary course of business and that is not material to the business, properties, results of operations or financial condition of PRO DUCT;

          (m) Any mortgage, pledge, transfer of a security interest in, or lien, created by PRO DUCT, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (n) Any acceleration, termination, cancellation or material modification of any material agreement, contract, license or lease to which PRO DUCT is a party or any of its assets are bound outside the ordinary course of business; or

          (o) Any material change by PRO DUCT in its accounting methods, practices, or principles.

                   3.5.3    No Undisclosed Liabilities.  PRO DUCT has no
                            --------------------------
liabilities or obligations, secured or unsecured (absolute, accrued, or unaccrued, liquidated or unliquidated, executory, contingent or otherwise and whether due or to become due), of a nature required to be reflected in a balance sheet prepared in accordance with GAAP, which were not disclosed in the Financial Statements, except for those liabilities and obligations of PRO DUCT incurred since December 31, 2000 in the ordinary course of business and not likely to have a material adverse effect on the business, results of operations or financial condition of PRO DUCT. PRO DUCT had no loss contingencies (as such term is used in the Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) at December 31, 2000 that were not adequately provided for in the Financial Statements.

                   3.5.4    Indebtedness.   Schedule 3.5.4 identifies each note,
                            ------------    --------------
bond, mortgage, indenture, pledge, security agreement, credit agreement, guarantee, suretyship arrangement, endorsement or other instrument in respect of indebtedness for borrowed money or guarantees or promises (whether unconditional, contingent or conditional) of the obligations of any other person or entity (including any Stockholder) to which PRO DUCT is a party or by which PRO DUCT or any of its assets is bound (collectively, the "Indebtedness
                                                           ------------
Instruments and Guarantees"). A true and complete copy of each of the
--------------------------
Indebtedness Instruments and Guarantees, and any amendments thereto or waivers in respect thereof, have been previously provided to CYTYC and its representatives. Each of the Indebtedness Instruments and Guarantees represents a bona fide transaction undertaken in connection with the business and operations of PRO DUCT.

     Section 3.6   Real Property; Leases.
                   ---------------------

                   3.6.1    Real Property. PRO DUCT does not own, occupy,
                            -------------
operate or hold any real property except for leased real property described in
Schedule 3.6.2.
--------------

                   3.6.2    Facility Leases. Schedule 3.6.2 lists all leases and
                            ---------------  --------------
other agreements or arrangements by which PRO DUCT currently leases or subleases any parcel of real property, or any premises, buildings or other structures (collectively, the "Facility Leases"). Except as set forth on Schedule 3.6.2,
                    ---------------                           --------------
with respect to each Facility Lease:

          (a) Such lease or sublease constitutes the entire agreement to which PRO DUCT is a party with respect to the real property leased or subleased thereunder;

          (b) PRO DUCT has not assigned, sublet, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (c) There is no action, suit or proceeding pending against PRO DUCT or, to PRO DUCT's knowledge, threatened against PRO DUCT or any third party that would materially interfere with the quiet enjoyment by the Surviving Corporation after the Closing Date of the real property leased or subleased thereunder; and

          (d) To PRO DUCT's knowledge, other than the so-called California "energy crisis," no fact or condition exists which is reasonably likely to result in discontinuation of presently available (or otherwise necessary for current use) water, sewer, gas, electric, telephone, drainage facilities or other utilities or services for, or vehicular access to and from, the facilities leased or subleased thereunder.

                   3.6.3    Condition.   All real property leased or subleased
                            ---------
under the Facility Leases and all buildings and fixtures appurtenant thereto are in good condition and repair as is consistent with the uses for which PRO DUCT presently employs them, normal wear and tear excepted.

                   3.6.4    Related Agreements. Except as set forth on Schedule
                            ------------------                         --------
3.6.4, other than options, rights of first refusal or other similar arrangements
-----
in favor of PRO DUCT under the Facility Leases, PRO DUCT has not entered into any contract, arrangement or understanding with respect to the future ownership, development, use, occupancy or operation of any of the real property leased or subleased under the Facility Leases.

                   3.6.5    Title.   Except as set forth on Schedule 3.6.5, the
                            -----                           --------------
case of the parcels of real property underlying the Facility Leases, PRO DUCT has a good and valid leasehold interest in such parcel, free and clear of any liens, mortgages, security interests, pledges, charges, encumbrances, adverse claims or other adverse interests of any kind (collectively, the "Encumbrances"), except as follows:
 ------------

          (a) Any lien for taxes or other governmental charges not yet delinquent, or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by PRO DUCT;

          (b) Any Encumbrances reflected on the Financial Statements, with such changes in the amount thereof as may have occurred since August 31, 2001 in the ordinary course of business and which changes will not materially reduce the aggregate fair market value of the property and assets held by PRO DUCT by the Closing Date; and

          (c) Such other imperfections of title or Encumbrances which, as of the Closing Date, will not materially reduce the aggregate value of the property and assets of PRO DUCT.

                    3.6.6  Use Restrictions.  With respect to any real property
                           ----------------
leased, there exists no applicable zoning ordinance, building code, use or occupancy restriction, or to the knowledge of PRO DUCT any material violation of any such ordinance, code or restriction, or to the knowledge of PRO DUCT any condemnation action or proceeding with respect thereto, that would impair the Surviving Corporation's ability to occupy such real property and conduct business therefrom.

     Section 3.7  Tangible Assets.
                  ---------------

                    3.7.1  Title.   Except as set forth on Schedule 3.7.1 and
                           -----                           --------------
except for such imperfections in title and such Encumbrances as do not, in the aggregate, have a material adverse effect on the business, results of operations or financial condition of PRO DUCT, PRO DUCT (a) has good, valid and marketable title to all of the personal property, plant, equipment and fixtures and other tangible assets which it purports to own (the "Equipment"), and (b) at August
                                               ---------
31, 2001 had good, valid and marketable title to the Equipment reflected on the August 31, 2001 balance sheet included in the Financial Statements, in each case free and clear of all Encumbrances. Schedule 3.7.1 contains a list of each item
                                    --------------
of Equipment acquired or owned by PRO DUCT having a fair market value of $10,000 or greater, or in the case of leased equipment requiring annualized payments of $5,000 or more.

                    3.7.2  Condition.  Each item of Equipment is in good
                           ---------
operating condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which PRO DUCT is currently using it. To the knowledge of PRO DUCT, no item of Equipment is defective, either in design or manufacture.

                    3.7.3  Adequacy; Access. The Equipment is sufficient and
                           ----------------
adequate for the conduct by PRO DUCT of its business and operations as currently conducted, and except as set forth on Schedule 3.7.3, no material capital
                                      --------------
expenditures are anticipated by PRO DUCT to replace any item of Equipment or to acquire any new items of personal property, plant or equipment during the six
(6) month period after the date hereof. Each item of Equipment will be owned by or available for use by the Surviving Corporation immediately following the Merger.

     Section 3.8  Intellectual Property.
                  ---------------------

                    3.8.1  Ownership.  Except as set forth on Schedule 3.8.1,
                           ---------                          --------------
PRO DUCT owns, or is licensed or otherwise possesses legally enforceable and unencumbered (except as may be encumbered by the terms of a license agreement) rights to use, all patents and any applications therefor, trademarks and any applications therefor, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, technology, know-how, trade secrets, algorithms, processes, computer software programs or applications (in object code form), and other tangible or intangible proprietary rights, information and materials that are used in, or are necessary for, the business of PRO DUCT as currently conducted (the "Intellectual
                                                           ------------
Property"). PRO DUCT has secured valid written assignments from all of its
--------
consultants and its employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that PRO DUCT does not already own by operation of law, except to the extent that failure to secure such assignments would not have a material adverse effect on the business, results of operations or financial condition of PRO DUCT.

                    3.8.2  Description.   Schedule 3.8.2 sets forth a complete
                           -----------    --------------
and accurate list of each patent, patent application, trademark, trade name, trademark and trade name registration or application, service mark, copyright registration and copyright application, by date and germane case or docket number and country of origin, included in the Intellectual Property. Schedule
                                                                     --------
3.8.2 also sets forth each license, sublicense or other agreement, as to which
-----
PRO DUCT is a party, and pursuant to which any third party authorizes PRO DUCT or PRO DUCT authorizes any third party to use any Intellectual Property (other than "off-the-shelf" shrink wrap or click wrap software or Intellectual Property that is available for an annual license fee of no more than Fifty Thousand Dollars ($50,000) and Intellectual Property licensed on a non-exclusive basis in the ordinary course of business). PRO DUCT has made all payments and expenditures required under each such license, sublicense or other agreement through August 31, 2001.

                    3.8.3  No Infringement.  To PRO DUCT's knowledge, except
                           ---------------
as set forth on Schedule 3.8.3, PRO DUCT's use of the Intellectual Property as
                --------------
currently used and as proposed to be used by PRO DUCT does not conflict with, misappropriate, infringe or violate any rights or property of any third party. PRO DUCT has not received any notice from a third party offering PRO DUCT a license to such third party's intellectual property nor has it received any notice from a third party alleging that PRO DUCT's use of the Intellectual Property as currently used and as proposed to be used by PRO DUCT conflicts with, misappropriates, infringes or violates any rights or property of such third party. No third party has advised PRO DUCT that it is challenging the validity or enforceability of the Intellectual Property (and PRO DUCT is not otherwise aware of any such a challenge), and to the knowledge of PRO DUCT, no third party is infringing or otherwise violating, the Intellectual Property. PRO DUCT is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach of any license, sublicense or other agreement relating to the Intellectual Property, except where such breach would not have a material adverse effect on the business, results of operations or financial condition of PRO DUCT.

                    3.8.4  Maintenance.  All patents, trademarks, service marks
                           -----------
and copyrights owned by PRO DUCT are subsisting and, except as set forth on
Schedule 3.8.4, to PRO DUCT's knowledge, valid. All outstanding registrations
--------------
and applications for Intellectual Property (i) have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdiction, (ii) have not lapsed, expired or been abandoned, and (iii) are not the subject of any pending or, to the knowledge of PRO DUCT, threatened legal or governmental proceeding before any registration authority in any jurisdiction.

                    3.8.5  Confidentiality.   Attached to Schedule 3.8.5 is
                           ---------------                --------------
the standard Confidentiality Agreement that PRO DUCT utilizes for disclosure to third parties of Intellectual Property not otherwise protected by issued patents or copyright ("Confidential Information"). Except where a failure not to do so
               ------------------------
would not have a material adverse effect on the business, results of operations or financial condition of PRO DUCT, all disclosures of Confidential Information to third parties by PRO DUCT have been made pursuant to such standard Confidentiality Agreement or a comparable nondisclosure document.

     Section 3.9    Inventory.   Schedule 3.9 sets forth in respect of PRO DUCT
                    ---------    ------------
at August 31, 2001 (except with respect to items held in inventory for work-in-progress, which items are shown as of September 19, 2001), a summary list of all items held in inventory either for sale or lease, or for work-in-progress, spare parts and raw materials to be incorporated in or used or consumed in the manufacture of finished goods to be sold or leased (collectively, the "Inventory"). All Inventory held by PRO DUCT as of August 31, 2001, as of the
 ---------
date hereof and as of the Closing Date was, is or will be of good and merchantable quality, saleable (in the case of Inventory held for sale) or currently useable (in the case of other Inventory) in the ordinary course of business, subject to any reserves for non-conforming goods and obsolescence reflected on the Financial Statements at August 31, 2001. The value and classification of all items of Inventory recorded on the Financial Statements have been determined in accordance with PRO DUCT's historical practices consistently applied. PRO DUCT has not received any notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality, the raw materials or component products required for the manufacture, assembly or production of its products.

     Section 3.10   Accounts Receivable.  Schedule 3.10 sets forth for PRO DUCT
                    -------------------   -------------
at August 31, 2001, all accounts receivable set forth in the August 31, 2001 balance sheet included in the Financial Statements (the "Receivables"). Each
                                                         -----------
Receivable of PRO DUCT as of August 31, 2001, and accounts receivable arising since August 31, 2001, reflects bona fide transactions between PRO DUCT and the payor thereof, and to the extent set forth on the balance sheet included in the Financial Statements at August 31, 2001, accounted for in accordance with GAAP consistent with past practice subject to any reserves therefor reflected on the Financial Statements at August 31, 2001, or with respect to accounts receivable arising subsequent to August 31, 2001, subject to adequate reserves for bad debts and price discounts and allowances, and, except as set forth on Schedule
                                                                      --------
3.10, is not subject to any offset, counterclaim or adjustment by the payor
----
thereof not previously disclosed to CYTYC. The reserves reflected on the August 31, 2001 balance sheet included in the Financial Statements are in the reasonable judgement of PRO DUCT sufficient to provide for any losses that may be sustained on realization of the Receivables.

     Section 3.11   Material Contracts.
                    ------------------

                    3.11.1  Schedule.  Except as set forth on Schedule 3.11.1,
                            --------                          ---------------
PRO DUCT is not a party to or otherwise bound by or subject to any of the following agreements, contracts, understandings, commitments or other arrangements (collectively, "Contracts"):
                             ---------

          (a) Any written employment, severance, agency, consulting or sales representative Contract which includes an obligation to pay more than $75,000 per year;

          (b) Any distribution or similar Contract (including any domestic or international consulting contract not otherwise referenced in paragraph (a) of this Subsection 3.11.1), which is not terminable without penalty or further obligation on the part of PRO DUCT within ninety (90) days or which contains an obligation to pay more than $100,000 per year;

          (c) Any Contract which could result in the imposition on any person of an excise tax under Section 4999 of the Code;

          (d) Any Contract, guarantee, indemnification or other contingent liability of or by PRO DUCT running to any person which involves, individually or in the aggregate with respect to that person, an amount of more than $100,000;

          (e) Any indebtedness of whatsoever nature (including open account indebtedness) to PRO DUCT of more than $100,000;

          (f)  Any mortgage on real property;

          (g) Any Contract containing any covenant limiting the freedom of PRO DUCT or an officer thereof to engage in any line of business or compete with any person or entity or in any geographic area;

          (h) Any Contract not in the ordinary course of business which relates to the disposition or acquisition of the assets of, or any interest in, PRO DUCT's business and operations;

          (i) Any Contract relating to capital expenditures in respect of PRO DUCT not reflected in the long range plans of PRO DUCT, copies of which have been provided to CYTYC, and involving future payments which, together with future payments under all other Contracts relating to the same capital project, exceed $100,000;

          (j) Any intellectual property license providing for PRO DUCT to receive or pay royalties or other payments in excess of $50,000 per year; or

          (k) Any other Contract involving payment or receipt of consideration of $100,000 or greater.

                    3.11.2  Full Force and Effect; No Defaults.   Except as set
                            ----------------------------------
forth on Schedule 3.11.2, all the Contracts set forth on Schedule 3.11.1 are in
         ---------------                                 ---------------
full force and effect and are valid, binding and enforceable in accordance with their terms on PRO DUCT (assuming the Contracts have been duly authorized, executed and delivered by and are binding on and enforceable against the other parties thereto), and, to PRO DUCT's knowledge, the other parties thereto, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies or to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule
                                                                       --------
3.11.2, there are no material defaults or threatened material defaults by PRO
------
DUCT under any such Contract or, to PRO DUCT's knowledge, by any other party under such a Contract and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material violation of or a material default under any such Contract.

                    3.11.3   Review by CYTYC. PRO DUCT has given access to CYTYC
                             ---------------
and its representatives, or will give such access or will make available prior to Closing, complete and correct copies of all the Contracts set forth on
Schedule 3.11.1.
---------------

     Section 3.12   Government Contract Matters.  Except as set forth on
                    ---------------------------
Schedule 3.12, PRO DUCT is not a party to any contract or subcontract or other
-------------
agreement with or on behalf of the U.S. Government (a "Government Contract") or
                                                       -------------------
bid or proposal which, if accepted, would result in a Government Contract (a "Government Bid").
 --------------
     Section 3.13   Litigation and Investigation.
                    ----------------------------

                    3.13.1  General. Except as set forth in Schedule 3.13.1:
                            -------                         ---------------

          (a) PRO DUCT is not subject to any unsatisfied monetary judgment or any other judgment, order or decree nor is it subject to any ongoing injunction, cease and desist or any similar administrative order;

          (b) PRO DUCT has not been served as a party in, or, to the knowledge of PRO DUCT, has not become or been made a party to, any pending suit, action, arbitration, mediation or proceeding, or any investigation by a governmental authority, whether civil or criminal; and

          (c) To the knowledge of PRO DUCT, PRO DUCT has not been threatened to be made a party to, and PRO DUCT does not intend to initiate, any suit, action, arbitration, mediation, proceeding or investigation, whether civil or criminal.

                 3.13.2  This Transaction. There are no judicial or
                         ----------------
administrative actions or proceedings or investigations pending, or to PRO DUCT's knowledge overtly threatened, that question the validity of this Agreement that, if adversely determined, would have a material adverse effect upon PRO DUCT's ability to enter into or perform its obligations under this Agreement or which challenge the lawfulness of any of the transactions contemplated by this Agreement.

     Section 3.14   Taxes.
                    -----

                    3.14.1  Definition of Taxes.  For purposes of this
                            -------------------
Agreement, the term "Taxes" means any tax imposed of any nature, including
                     -----
federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA tax, or FUTA tax), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or backup withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, and occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax.

               3.14.2    Tax Returns. All tax returns, reports, forms, or
                         -----------
similar statements or documents (including any related or supporting information or schedules attached thereto and any information returns, claims for refund, amended returns and declarations of estimated tax) that have been or are required to be filed with any tax authority or that have been or are required to be furnished to any tax authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes (collectively, the "Tax Returns") required to be filed on or before the Closing Date by PRO
     -----------
DUCT with any domestic or foreign taxing authority (i) have been or will be filed in accordance with all applicable laws, (ii) are in all material respects true, complete and [A correct, and (iii) all Taxes that were shown to be due on such Tax Returns have been or will be paid prior to their due dates. PRO DUCT has delivered to CYTYC true, correct, and complete copies of all Tax Returns with respect to income taxes filed by or with respect to PRO DUCT with respect to taxable periods ended on or after December 31, 1997. PRO DUCT has made available, or upon request will make available prior to Closing, all relevant documents and information with respect to such Tax Returns, including without limitation work papers, records, examination reports, and statements of deficiencies assessed against or agreed to by PRO DUCT. The unpaid Taxes of PRO DUCT do not, as of the date of PRO DUCT's most recent balance sheet included in the Financial Statements, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such balance sheet (rather than in any notes thereto).


               3.14.3    Statute of Limitations. Except as set forth on Schedule
                         ----------------------                         --------
3.14.3, (i) the statute of limitations for the assessment of federal income
------
taxes has expired for all federal income tax returns of PRO DUCT or such federal income tax returns have been examined by the Internal Revenue Service for all periods through December 31, 1997; (ii) the statute of limitations for the assessment of state and local income or franchise taxes has expired for all applicable income or franchise tax returns of PRO DUCT or such returns have been examined by the appropriate tax authorities for all periods through December 31, 1996; (iii) there are no audits, proceedings, suits, claims or assessments pending against PRO DUCT for any alleged deficiency in Tax, and to the knowledge of PRO DUCT, there are no threatened Tax audits, proceedings, suits, claims or assessments against PRO DUCT, which involve amounts singly or in the aggregate in excess of $100,000; (iv) there are no agreements in effect with PRO DUCT to extend the period of limitations for the assessment or collection of any Tax; and (v) PRO DUCT has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the date hereof.

               3.14.4    Elections.  All material elections with respect to
                         ---------
Taxes affecting PRO DUCT are described in Schedule 3.14.4.
                                          ---------------

               3.14.5    Tax Sharing, Allocation, or Indemnity Agreements.  PRO
                         ------------------------------------------------
DUCT is not a party to or bound by any Tax sharing or allocation agreement nor has it any or Indemnity Agreements. contractual obligation to indemnify any other person with respect to Taxes.

               3.14.6    Non-deductible Payments.  Except as set forth on
                         -----------------------
Schedule 3.14.6, PRO DUCT has not made any payments, is not obligated to make
---------------
any payments and is
not a party to any agreement that could obligate it to make any future payments that will not be fully deductible because of the limitations of Sections 280G of the Code.

                    3.14.7    Tax Liens. Except as set forth on Schedule 3.14.7,
                              ---------                         ---------------
none of PRO DUCT's assets or properties (i) is subject to any lien arising in connection with any failure or alleged failure to pay any Tax, (ii) secures any debt the interest on which is tax-exempt under Section 103(a) of the Code, (iii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code,
    ----------------------
(iv) is "tax exempt bond financed property" within the meaning of Section
         ---------------------------------
168(g)(5) of the Code, (v) is "limited use property" with the meaning of Revenue
                               --------------------
Procedure 76-30, (vi) will be treated as owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code, or (vii) is imported property covered by an Executive Order described in Code Section 168(g)(6).


                    3.14.8    Independent Contractors. PRO DUCT has no material
                              -----------------------
liability arising out of the hiring of persons to provide services to PRO DUCT and treating such persons as independent contractors and not as employees of PRO DUCT.

                    3.14.9    Section 341(f). PRO DUCT has not filed (nor will
                              --------------
file prior to the Closing Date) any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by PRO DUCT.

                    3.14.10   Affiliated Group. PRO DUCT is not and has never
                              ----------------
been (and does not have any liability for Taxes because it once was) a member of an "affiliated group" within the meaning of Section 1502 of the Code during any
    ----------------
part of any consolidated return year, or filed or been included in a combined, consolidated, or unitary Tax Return.

                    3.14.11   No Failures to File Tax Return.  To the knowledge
                              ------------------------------
of PRO DUCT, no claim has ever been made by a taxing authority in a Returns. jurisdiction where PRO DUCT does not pay Tax or file Tax Returns that PRO DUCT is or may be subject to Taxes assessed by such jurisdiction.

                    3.14.12   Adjustments Under Section 481. PRO DUCT will not
                              -----------------------------
be required, as a result of a change in method of accounting for any period 481. ending on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any Tax law) in taxable income for any period ending on or after the Closing Date.

                    3.14.13   Withholding Taxes. PRO DUCT has withheld and paid
                              -----------------
all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor or other person.

                    3.14.14   Foreign Permanent Establishments and Branches. PRO
                              ---------------------------------------------
DUCT does not have a permanent establishment in any foreign country with which the United Establishments and States of America has a relevant tax treaty, as defined in such relevant tax treaty, and does Branches. not otherwise operate or conduct business through any branch in any foreign country.

                    3.14.15   U.S. Real Property Holding Corporation. PRO DUCT
                              --------------------------------------
is not and has never been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                    3.14.16   Other Persons. PRO DUCT is not and has never been
                              -------------
liable for the Taxes of another person (i) under Treasury Regulation Section 1.1502-6 (or comparable provision of state, local or foreign law), (ii) as transferee or successor or (iii) by contract or indemnity or otherwise.

                    3.14.17  Rulings. There are no outstanding rulings of, or
                             -------
requests for rulings by, any taxing authority addressed to PRO DUCT that are, or if issued would be, binding on PRO DUCT.

                    3.14.18  Divisive Transactions. During the two-year period
                             ---------------------
prior to the Closing Date, PRO DUCT has not been either a "distributing
                                                           ------------
corporation" or a "controlled corporation" in connection with a distribution of
-----------        ----------------------
stock qualifying for tax-free treatment, in whole or in part, pursuant to
Section 355 of the Code.

                    3.14.19  Ownership Change. Except as set forth on Schedule
                             ----------------                         --------
3.14.19, prior to the Closing Date, no ownership change within the meaning of
-------
Code Section 382(g) occurred with respect to PRO DUCT.

                    3.14.20  Options and Warrants.  Attached as Schedule 3.14.20
                             --------------------               ----------------
is a schedule of (i) the outstanding vested and unvested options and warrants with respect to PRO DUCT capital stock, including annotations indicating which options are "incentive stock options" within the meaning of Code section 422,
             -----------------------
and (ii) all PRO DUCT capital stock subject to a substantial risk of forfeiture within the meaning of Code Section 83, including annotations in cases in which PRO DUCT has knowledge that a Code Section 83(b) election has been filed with respect to any such stock.

     Section 3.15   Employees; Compensation; Labor.
                    ------------------------------

                    3.15.1  Employees and Compensation. (a) Schedule 3.15.1
                            --------------------------      ---------------
contains a list of (i) all persons who are employed by PRO DUCT (collectively, the "Employees"), together with their present rate of base compensation and the
     ---------
date upon which such base compensation was last varied or increased, their title, original date of hire and accrued vacation benefits through June 30, 2001 and (ii) all employment, consulting, severance and termination pay agreements, executive compensation plans, bonus plans, incentive compensation plans, deferred compensation agreements, reimbursement, retainer, holiday, vacation, education, employee pension plans or retirement plans, including any savings plan under Section 401(k) of the Code, employee profit sharing plans, employee stock purchase plans, stock option plans, stock appreciation rights plans or arrangements, group life insurance, hospitalization insurance, health, medical, dental, retiree medical or dental, disability or other welfare benefit plans or benefits in the event of a sale, merger or other change in the control, management or ownership of PRO DUCT or other plans or arrangements providing for benefits for the Employees maintained or contributed to by PRO DUCT, whether formal or informal, whether legally binding or not (the "Plans"), together with
                                                         -----
the amounts paid by PRO DUCT under the Plans
from January 1, 2000 through June 30, 2001. Amounts payable by PRO DUCT under the Plans from July 1, 2001 through December 31, 2001 shall be consistent with amounts paid under the Plans during the period from January 1, 2000 through June 30, 2001. Set forth on Schedule 3.15.1 is a list of all employment policies,
                       ---------------
procedures, manuals, and other similar rules, regulations and bylaws of PRO DUCT regarding the general conduct, compensation, labor relations and employment of the Employees, and (b) except as set forth on Schedule 3.15.1, PRO DUCT has not
                                              ---------------
made, or become obligated to make, or will make, as a result of any of the transactions contemplated under this Agreement, any "excess parachute payment"
                                                     ------------------------
as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof), or any payment that would be subject to Tax under Section 4999 of the Code, or any payments that will not be fully deductible because of the limitations of Section 162(m) of the Code.

                         3.15.2  Certain Labor Matters. Except as set forth in
                                 ---------------------
Schedule 3.15.2:
---------------

               (a) To PRO DUCT's knowledge, none of its managers or executive officers has indicated to any director, officer, or manager of PRO DUCT his or her intention to terminate his or her relationship with the Surviving Corporation after Closing;

               (b) There is no union representing the interests of any of the Employees and, to the knowledge of PRO DUCT, there are no Employees seeking or attempting to organize union representation;

               (c) There are neither pending nor, to the knowledge of PRO DUCT, threatened any strikes, work stoppages, work disruptions or employment disruptions by any of the Employees that would materially impair PRO DUCT's business, operations or financial condition;

               (d) There are neither pending nor, to the knowledge of PRO DUCT, threatened any suits, actions, administrative proceedings, hearings, arbitrations or other proceedings between PRO DUCT and any of the Employees;

               (e) With respect to the Employees, to PRO DUCT's knowledge, during the past five (5) years PRO DUCT (i) has complied in all material respects with all federal, state and local laws and regulations relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, (ii) is not liable for any material arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, (iii) has not committed any material unfair labor practices, and (iv) has complied in all material respects with all applicable provisions of Occupational Safety and Health Act of 1970, as amended, and regulations promulgated pursuant thereto;

               (f) To PRO DUCT's knowledge, PRO DUCT is not required to make any material capital or other expenditures to comply with the Americans with Disabilities Act of 1990, as amended, and the rules and regulations promulgated thereunder;

               (g) To PRO DUCT's knowledge, since June 30, 2000, none of the Employees has filed any complaint relating to PRO DUCT's employment of the Employees with any governmental or regulatory authority or brought any action in law or in equity with respect thereto;

                    (h) PRO DUCT is not indebted to any director or officer of PRO DUCT (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses) and no such person is indebted to PRO DUCT;

                    (i) No person has been treated as an independent contractor of PRO DUCT for any tax or employment-related purpose, including participation in any Plans (as defined in Section 3.15.3(a)), who should have been treated as an employee for such purposes;

                    (j)  All Employees are employees at-will;

                    (k)  All Employees are legally permitted to be employed;

                    (l) PRO DUCT has no liability as the result of the termination of employee leasing arrangements; and

                    (m) To PRO DUCT's knowledge, Employees are not in violation of any employment agreement or other restrictive covenant relating to employment or rights to use trade secrets.

            3.15.3  Employee Benefit Plans; ERISA.
                    -----------------------------

     (a)  Except as required by applicable law and as set forth on Schedule
                                                                   --------
3.15.3(a), PRO DUCT does not have any commitment, whether formal or informal and
---------
whether legally binding or not, to create any Plan in addition to those set forth in Schedule 3.15.1 or modify or change any existing Plan. PRO DUCT has
         ---------------
made available to CYTYC true and complete copies of (i) the documents governing all such Plans and their related trusts, (ii) the most recent actuarial reports and accountants' reports prepared with respect to each such Plan, (iii) the latest Form 5500 filed with the Internal Revenue Service with respect to each such Plan, and (iv) the most recent determination letter issued by the Internal Revenue Service for each such Plan which has received a determination letter.

     (b) PRO DUCT does not have and has not in the past five years had a Plan to which Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), applies or has applied.
          -----

     (c)  Schedule 3.15.1 lists each Plan in existence since May 23, 1997 that
          ---------------
is an "employee benefit plan," as such term is defined in Section 3(3) of
       ---------------------
ERISA and the rules and regulations promulgated thereunder, which at any time covered any employee of PRO DUCT (each such Plan is hereinafter referred to as an "ERISA Plan").
    ----------

     (d)  Except as set forth in Schedule 3.15.3(a): (i) no Plan is a
                                 ------------------
"multiemployer plan" as that term is defined in Section 3(37) of ERISA; (ii) to
-------------------
PRO DUCT's knowledge, neither

PRO DUCT, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which PRO DUCT, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust, could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA, or a material tax imposed by Section 4975 of the Code; (iii) full payment has been made of all amounts which PRO DUCT is required to pay under the terms of each Plan as a contribution to such Plan as of the last day of the fiscal year of each such Plan ended prior to the date of this Agreement, and no Plan nor any trust established thereunder has incurred any "accumulated funding deficiency"
                                               ------------------------------
(as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Plan ended prior to the date of this Agreement; (iv) as to each Plan which is intended to be qualified under Section 401(a) and 501(a) of the Code, to PRO DUCT's knowledge, there is no fact, condition or set of circumstances that would adversely affect the qualified status of any such Plan; (v) to PRO DUCT's knowledge, each Plan has been operated and administered in all material respects in accordance with its terms and all applicable laws, including ERISA; (vi) there are no pending or, to PRO DUCT's knowledge, threatened or anticipated material claims against any Plan or any fiduciary thereof by any employee or beneficiary covered under any Plan, or otherwise involving any Plan (other than routine claims for benefits), and there are no pending or, to PRO DUCT's knowledge, threatened or anticipated claims by or on behalf of any Plan; (vii) there is no liability or penalty under ERISA or otherwise relating to the Plans which would have a material adverse effect on PRO DUCT's financial condition;
(viii) PRO DUCT has no obligation to continue medical or other benefits after an Employee or former employee separates from service with PRO DUCT, unless required to continue coverage pursuant to Part 6 of Title I of ERISA or Section 4980B of the Code; (ix) each Plan that is a "group health plan" (as defined in
                                             -----------------
Section 607(1) of ERISA and Section 5000(b)(1) of the Code) is in compliance with the requirements of Parts 6 and 7 of Title I of ERISA and of Section 4980B of the Code; (x) all premiums, claims for benefits or other amounts due and payable in respect of insured medical plans or other indemnity plans maintained by PRO DUCT have been timely made; (xi) neither PRO DUCT nor, to PRO DUCT's knowledge, any other "fiduciary" (as that term is defined in Section 3(21) of
                      ---------
ERISA) of any Plan subject to ERISA has any liability for any breach of fiduciary duties under ERISA; (xii) all Plans are in compliance in all material respects with the relevant provisions of the Code, the regulations and published authorities thereunder, and all other laws applicable with respect to all such Plans; PRO DUCT has performed all of its obligations under all Plans; there is no proceeding pending or threatened against any Plan or arising out of any Plan, and no fact exists which could give rise to any such proceeding; (xiii) no statement, either written or oral, has been made by PRO DUCT to any person with regard to any Plan that was not in accordance with such Plan and that could have a material adverse effect on PRO DUCT; (xiv) no event has occurred or circumstance exists that could result in a material increase in premium costs of any Plan that is insured, or in a material increase in benefit costs of such Plan that is self-insured; and (xv) the consummation of the transactions contemplated in this Agreement will not result in the payment, vesting, or acceleration of any benefit under any Plan.

          (e) Assuming compliance by CYTYC with its obligations under Sections 1.4.5, 5.6.1 and 5.6.2 of this Agreement, accelerated vesting or acceleration of stock options and stock purchase rights granted or issued pursuant to the 1998 Stock Plan of PRO DUCT has not been triggered under Section 12(c) or under any other provision of such Plan, and, except as required in the agreements set forth on Schedule 3.15.3(e) will not be so
                                        ------------------
triggered by reason of the Merger.

     Section 3.16  Compliance with Law.
                   -------------------

                    3.16.1    General. PRO DUCT is not in violation of any
                              -------
applicable federal, state, local or foreign laws, rules or regulations except for such violations, if any, which would not have, in the aggregate, a material adverse effect on the business, results of operations or financial condition of PRO DUCT.

                    3.16.2    Permits. PRO DUCT holds all permits, licenses and
                              -------
other approvals and consents from governmental agencies and authorities that are required to permit PRO DUCT to conduct its business and operations as presently conducted in all material respects (collectively, the "Permits"). Each Permit
                                                       -------
(including all Permits relating to the discharge of any substances into the environment, or the storage, use or transport of any substances) is listed on
Schedule 3.16.2. No suspension, cancellation or termination of any of such
---------------
Permit is pending or, to PRO DUCT's knowledge, overtly threatened.

                    3.16.3    Export Control. PRO DUCT has (a) all required
                              --------------
licenses for any pending export transactions, (b) all required licenses and clearances for the disclosure of information to foreign persons and (c) all registrations with United States governmental entities with authority to implement applicable export control laws that are appropriate or required to permit it to conduct its business as presently conducted, the absence of which would have a material adverse effect on the business, results of operations or financial condition of PRO DUCT. PRO DUCT is in compliance with all applicable, material export control laws and regulations, the noncompliance with which would have a material adverse effect on the business, results of operations or financial condition of PRO DUCT.

                    3.16.4    FCPA; Antiboycott. Neither PRO DUCT nor any agent
                              -----------------
of PRO DUCT is in violation of the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. (S)(S) 76m, 78dd-1, 78dd-2 and 78ff, or the antiboycott provisions of the Export Control Administration Act of 1979, 50 U.S.C. App. (S) 2407, as currently in force under the authority of the International Emergency Economic Powers Act, 50 U.S.C. (S)(S) 1701 et seq., and has not participated directly or indirectly in any boycotts or other similar practices in violation of the regulations of the United States Department of Commerce or Section 999 of the Code.

                    3.16.5    Environmental Conditions and Compliance.
                              ---------------------------------------

          (a) PRO DUCT has provided to CYTYC copies of any environmental assessment report, environmental regulatory compliance audit or any other written report, analysis or materials currently available to PRO DUCT as to the environmental conditions existing on, under or at the real property leased under the Facilities Leases and any other parcel of real property owned, occupied, operated or leased by PRO DUCT at any prior time. All such documents shall be indexed on Schedule 3.16.5(a) hereto.
           ------------------

          (b)  Except as set forth on Schedule 3.16.5(b), PRO DUCT is, with
                                      ------------------
respect the property leased under the Facilities Leases, in compliance with all applicable environmental, industrial hygiene, and human health and safety laws and regulations, whether federal, foreign, state or local, including the following statutes, as amended, and the regulations promulgated thereunder: (i) Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. ("RCRA"); (ii) Comprehensive Environmental Response,
                             ----
Compensation and Liability Act of 1980, 26 U.S.C. (S) 4611; 42 U.S.C. (S) 9601 et seq. ("CERCLA"); (iii) Superfund Amendments and Reauthorization Act of 1986,
          ------
42 U.S.C. (S) 11000 et seq. ("SARA"); (iv) Clean Air Act, 42 U.S.C. (S) 7401 et
                              ----
seq.; (v) Clean Water Act, 33 U.S.C. (S) 1251 et seq.; (vi) Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq.; (vii) Toxic Substances Control Act, 15 U.S.C.
(S) 2601; (viii) the Pollution Prevention Act of 1990, 42 U.S.C. (S) 13101, et seq.; (ix) the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S) 136, et seq.; and (x) the Occupational Safety and Health Act of 1970, 29 U.S.C.
(S) 651 et seq. (collectively, the "Environmental Laws"). Except as set forth on
                                    ------------------
Schedule 3.16.5(b), to the knowledge of PRO DUCT, no notices by any governmental
------------------
authority or other person of any violation or alleged violation of, non-compliance or alleged non-compliance with or any liability under, any Environmental Law relating to the operations or properties of PRO DUCT have been received by PRO DUCT.

          (c)  Except as set forth on Schedule 3.16.5(c), there are no
                                      ------------------
administrative, civil or criminal writs, injunctions, decrees, orders or judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings, citations, notices, requests for information, or investigations pending or, to PRO DUCT's knowledge, threatened by any governmental authority or other person, relating to compliance with or liability under any Environmental Law affecting PRO DUCT or property leased under the Facilities Leases.

          (d)  Except as set forth on Schedule 3.16.5(d), to PRO DUCT's
                                      ------------------
knowledge, without investigation except with respect to its own actions and inactions, none of the property leased under the Facilities Leases or any buildings, structures or fixtures appurtenant thereto, or any of the Equipment, has or contains (i) any active or inactive underground tanks, storage facilities, or disposal facilities as defined by any Environmental Law, (ii) any polychlorinated biphenyls ("PCB") or PCB-contaminated electrical equipment
                            ---
except electric light ballasts, (iii) any friable structural asbestos or asbestos containing material, (iv) any radioactive material, or (v) any lead.

          (e)  Except as set forth on Schedule 3.16.5(e), neither PRO DUCT nor
                                      ------------------
any of its haulage services or agents transported, arranged for the transportation of, disposed of, or caused the disposal of any waste, substances or other materials to or at any site or location appearing on the National Priorities List (40 C.F.R. Part 300), or any analogous federal, state, local, or foreign list of sites requiring investigation, clean-up or remediation.

          (f)  Except as set forth on Schedule 3.16.5(f), no waste, substances
                                      ------------------
or other materials have been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted, or released at, on or under the property leased under the Facilities Leases in violation of any Environmental Law then in effect.

     Section 3.17  FDA Matters.
                   -----------

                    3.17.1    Filings and Correspondence. PRO DUCT has made all
                              --------------------------
filings with (i) the Food and Drug Administration (the "FDA"), including all
                                                        ---
establishment registrations, all product listings, all 510(k) notifications and pre-marketing approval (PMA)
applications, and (ii) the Food and Drug Branch of the Department of Health of the State of California (the "FDB") required to market its products. The only
                              ---
products currently marketed by PRO DUCT are: the InDuct Breast Aspirator, the InDuct Breast MicroCatheter, the InDuct Breast Ultra Slim and Tapered MicroDilators, the InDuct Accessory Kit, and the InDuct Contour Cover and Cell Preservative Kit (the "Products"). Copies of all such filings with the FDA and
                       --------
FDB, including all filings for any amendments or supplements, and of any material correspondence between PRO DUCT and the FDA and the FDB with respect to such filings for PRO DUCT's products have been made available to CYTYC.

                    3.17.2    Manufacturing. PRO DUCT has manufactured, either
                              -------------
directly or through a contract manufacturer, the Products in material compliance with current Quality System Regulations promulgated by the FDA and the regulations of any applicable comparable state regulatory authorities.

                    3.17.3    Labeling and Marketing. PRO DUCT has labeled and
                              ----------------------
marketed the Products in material compliance with the cleared indications for such Products, the regulations promulgated by the FDA and the regulations of any applicable comparable state regulatory authorities.

                    3.17.4    Disclosure. Except as set forth on Schedule
                              ----------                         --------
3.17.4, PRO DUCT has not received, been the subject of or agreed to (i) any
------
warning letters, FDA Form 483s, or similar notices issued by FDA, FDB or other governmental agency with respect to the Products; or (ii) any recalls, seizures, detentions, embargoes, post-marketing surveillance obligations, Section 518 proceedings, consent decrees, consent agreements, or similar actions instituted by FDA, FDB or other governmental agency with respect to the Products. PRO DUCT has disclosed to CYTYC all responses or commitments made by PRO DUCT with respect to any item listed on Schedule 3.17.4 and all material correspondence
                              ---------------
with the FDA, FDB or other governmental agency relating to PRO DUCT's compliance status with respect to the Products under applicable legal requirements within the past four years.

                    3.17.5    No Fraud. Neither PRO DUCT, nor any of its
                              --------
officers, employees or agents, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

                    3.17.6    No Debarment. PRO DUCT has not been convicted of
                              ------------
any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. (S) 335a or any similar state law or regulation or of exclusion under 42 U.S.C. (S) 1320a-7.

                    3.17.7    No Criminal Liability. There are no proceedings
                              ---------------------
pending with respect to a violation by PRO DUCT of the Food, Drug, and Cosmetic Act, FDA regulations adopted thereunder, or any other legislation or regulations promulgated by any other U.S. federal or state regulatory authority that reasonably might be expected to result in criminal liability or liability under the Federal or State False Claims Act.

     Section 3.18   Insurance. Schedule 3.18 delivered hereunder sets forth all
                    ---------  -------------
insurance policies currently carried by PRO DUCT. There is no claim in excess of $10,000 pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All claims currently pending under any of such policies are set forth on Schedule 3.18.
                                                              -------------
All premiums due and payable under all such policies have been paid and PRO DUCT is otherwise in compliance in all material respects with the terms of such policies. Except as set forth on Schedule 3.18, PRO DUCT has no knowledge of
                                  -------------
any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 3.19   Accounts; Powers of Attorney. Schedule 3.19 delivered
                    ----------------------------  -------------
hereunder sets forth a current, true and complete list of all powers of attorney granted by PRO DUCT now in effect, and all bank, payroll or other depository accounts identified by financial institution, account number, current balance and persons holding signatory powers with respect to such accounts.

     Section 3.20   Third-Party Consents. Schedule 3.20 hereto lists all
                    --------------------  -------------
material approvals, authorizations, certificates and consents of all third parties necessary for PRO DUCT to perform its obligations under this Agreement.

     Section 3.21   Brokers. No broker or finder other than J.P. Morgan
                    -------
Securities Ltd. has acted for PRO DUCT in connection with this Agreement or the transactions contemplated hereby. PRO DUCT has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or intermediary other than J.P. Morgan Securities Ltd. in connection with the transactions contemplated by this Agreement and no act or omission by PRO DUCT will cause CYTYC or SUB to become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

     Section 3.22   Opinion of Financial Advisor. PRO DUCT has received the
                    ----------------------------
opinion of J.P. Morgan Securities Ltd. substantially to the effect that, and based upon the procedures and subject to the assumptions and qualifications in the opinion, the Consideration payable to holders of PRO DUCT Common Stock and PRO DUCT Preferred Stock at the Effective Time as provided in Section 2.2 hereof is fair to the holders of the PRO DUCT Preferred Stock and PRO DUCT Common Stock from a financial point of view.

     Section 3.23   Vote Required. The affirmative vote of the holders of (a) a
                    -------------
majority of the PRO DUCT Common Stock outstanding on the record date set for the Stockholder approval of the transactions contemplated hereby and (b) a majority of the outstanding PRO DUCT Preferred Stock outstanding on the record date set for the Stockholder approval of the transactions contemplated hereby, are the only votes of the holders of any of PRO DUCT's capital stock necessary to adopt this Agreement. The PRO DUCT Board of Directors unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of the holders of the capital securities of PRO DUCT, and (iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to such holders for approval and adoption. The resolutions of the PRO DUCT Board of Directors taking the actions described in the preceding sentence have not been rescinded, withdrawn, amended or otherwise modified, and remain in full force and effect.

     Section 3.24   Tax Matters. PRO DUCT knows of no fact or circumstance that
                    -----------
is reasonably likely to cause the Merger to be treated other than as a reorganization under Section 368(a) of the Code.

     Section 3.25   Voting Agreements. Each Stockholder listed on Exhibit D
                    -----------------                             ---------
(each, a "Major Stockholder," and collectively, the "Major Stockholders") has
                                                     ------------------
executed and delivered a voting agreement in the form attached hereto as Exhibit
                                                                         -------
E, as of the date hereof (a "Voting Agreement"), between such Major Stockholder
-                            ----------------
and CYTYC.

     Section 3.26   Affiliate Transactions. Except as set forth on Schedule
                    ----------------------                         --------
3.26, there are no Contracts or other transactions between PRO DUCT, on the one
----
hand, and any (i) officer or director of PRO DUCT, (ii) record or beneficial owner of five percent (5%) or more of the voting securities of PRO DUCT, or
(iii) affiliate of any such officer, director or beneficial owner, on the other hand. The term "affiliate" when used with respect to any person or entity shall
                ---------
mean any entity in control of, controlled by or under common control with such person or entity where "control" is evidenced by the beneficial ownership of
                        -------
more than fifty percent (50%) of the equity securities or equity interest of an entity. For purposes of clarity, the term "affiliate" shall not mean any
                                           ---------
savings, pension or benefit plan or trust associated therewith.

     Section 3.27   Disclosures. PRO DUCT has fully provided CYTYC with all the
                    -----------
information that CYTYC has requested for deciding whether to acquire PRO DUCT by a merger of PRO DUCT with and into SUB, and all information that PRO DUCT believes is reasonably necessary to enable CYTYC to make such a decision. No representation or warranty of PRO DUCT contained in this Agreement and the Exhibits and Schedules delivered hereunder, or any certificate furnished or to be furnished to CYTYC at the Closing (when read together), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                  ARTICLE IV.

                REPRESENTATIONS AND WARRANTIES OF CYTYC AND SUB

     CYTYC and SUB hereby jointly and severally represent and warrant to PRO DUCT, as of the date hereof, and as of the Closing Date, as set forth below:

     Section 4.1    Organization. Each of CYTYC and SUB is a corporation duly
                    ------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 4.2    Corporate Authorization.
                    -----------------------

                    4.2.1     Authority. Each of CYTYC and SUB has all
                              ---------
requisite corporate power and authority (i) to carry on its business as it is now being conducted, and as it presently is proposed to be conducted, and to own and operate the properties and assets it now owns and operates, and (ii) to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by CYTYC and SUB of their respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by CYTYC's and SUB's Boards of Directors, and CYTYC in its capacity as the sole stockholder of SUB, and no other corporate proceedings (including approval of the stockholders of CYTYC) are necessary to authorize the execution, delivery and performance of this Agreement by CYTYC and SUB and the consummation by CYTYC and SUB of transactions contemplated hereby. Assuming the due authorization, execution and delivery of this Agreement by PRO DUCT, this Agreement constitutes the valid and binding obligation of CYTYC and SUB, enforceable against them in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application referring to or affecting enforcement of creditor's rights, or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    4.2.2     No Breach or Violation. Execution, delivery and
                              ----------------------
performance of this Agreement by CYTYC and SUB and consummation of the transactions contemplated hereby will not conflict with or cause a breach or default of (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under:

          (a) Their respective Certificates of Incorporation and Bylaws, as amended;

          (b) Any note, bond, mortgage, indenture, pledge, security agreement, credit agreement, guarantee, suretyship arrangement or other instrument in respect of indebtedness for borrowed money to which CYTYC or SUB is a party or by which CYTYC or SUB or any of their assets are bound (i) where such breach, default or conflict would have a material adverse effect on the business, results of operations or financial condition of CYTYC or SUB or (ii) as to which required consents, amendments or waivers shall not have been obtained by CYTYC or SUB prior to the Closing for any such breach, default or conflict;

          (c) Any material contract to which CYTYC or SUB is a party or by which it is bound; or

          (d) Any court or administrative order, writ or injunction or process, or any consent decree to which CYTYC or SUB (or its assets or property) is a party or is subject, or any statute, law, rule, regulation, license, franchise or permit applicable to CYTYC or SUB, where such breach, default or conflict would have a material adverse effect on the business, results of operations or financial condition of CYTYC or SUB.

     Section 4.3    Capitalization.
                    --------------

                    4.3.1     Authorized CYTYC Stock. As of August 31, 2001,
                              ----------------------
the total authorized capital stock of CYTYC is (a) 200,000,000 shares of CYTYC Common Stock, par value $0.01 per share, and (b) 5,000,000 shares of preferred stock, par value $0.01 per share (the "CYTYC Preferred Stock"). Issued and
                                       ---------------------
outstanding shares of CYTYC Common Stock have no preemptive rights, and no such rights will be created as a result of the transactions contemplated hereby.

                    4.3.2     Outstanding CYTYC Stock. As of August 31, 2001,
                              -----------------------
115,688,663 shares of CYTYC Common Stock were issued and outstanding, and an additional

8,085,276 shares of CYTYC Common Stock were reserved for issuance with respect to options or awards that have been or may be granted under CYTYC's stock option and award plans or other employment agreements. As of August 31, 2001, no shares of CYTYC Preferred Stock were issued and outstanding. As of the date hereof and as of the Closing Date, there are no material changes in the total issued and outstanding shares of CYTYC Common Stock or CYTYC Preferred Stock not otherwise disclosed in this Section 4.3.2. As of August 31, 2001, 13,470,315 shares of CYTYC Common Stock are subject to issuance upon the exercise of outstanding options; 0 shares of CYTYC Common Stock are subject to issuance upon the exercise of outstanding warrants; and 0 shares of CYTYC Common Stock are issued and held in treasury. On August 6, 1997, the Board of Directors of CYTYC declared a dividend of one preferred stock purchase right for each outstanding share of CYTYC Common Stock to stockholders of record at the close of business on September 5, 1997. Each right entitles the stockholder to purchase from CYTYC a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, at a purchase price of $110 per unit, subject to adjustment. There exist no other shares of capital stock of CYTYC, or any options, warrants, contracts, commitments, derivative securities or other arrangements which obligate CYTYC to issue any shares of capital stock upon the exercise thereof. All issued and outstanding shares of the capital stock of CYTYC have been duly authorized and validly issued and are fully paid and nonassessable.

     Section 4.4    CYTYC Common Stock. Upon issuance as contemplated by this
                    ------------------
Agreement, each share of CYTYC Common Stock shall be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens, pledges, mortgages or encumbrances.

     Section 4.5    SEC Filings. CYTYC has furnished to PRO DUCT a true and
                    -----------
complete copy of (i) each definitive proxy statement filed by CYTYC with the Securities and Exchange Commission (the "SEC") relating to annual and special
                                         ---
meetings of CYTYC stockholders since July 31, 1999 and through the date of this Agreement, and (ii) each report on Form 10-K, 8-K or 10-Q (and any amendments thereto) filed by CYTYC with the SEC since July 31, 1999 and through the date of this Agreement (collectively, the "CYTYC SEC Documents"). As of their
                                   -------------------
respective dates, all of the CYTYC SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and none of the CYTYC SEC Documents as of the dates they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case as of the date when made. Each of the balance sheets, income statements, statements of cash flows and statements of stockholders' equity included or incorporated by reference in the CYTYC SEC Documents present fairly the financial condition and results of operations of CYTYC as of the dates and for the periods indicated therein, are in accordance with the books and records of CYTYC, and was prepared in accordance with GAAP consistently applied throughout the periods indicated.

     Section 4.6    Government Authorizations. Execution, delivery and
                    -------------------------
performance of this Agreement by CYTYC and SUB, and consummation of the transactions contemplated hereby, will not require any consent, approval, authorization, or permit from, or any filing with or notification to, any United States, state or local governmental or regulatory authority or any other third parties, except with respect to the following:

          (a)  The pre-merger notification requirements of the HSR Act;

          (b) The filing of the Delaware Certificate of Merger as provided in Subsection 1.1.2;

          (c) Any filing with the SEC of a registration statement on Form S-8, covering the shares of CYTYC Common Stock issuable pursuant to outstanding options under the PRO DUCT stock option plans assumed by CYTYC; or

          (d) Such other consents, approvals, authorizations, permits and filings which the failure to obtain or make would not have, in the aggregate, a material adverse effect on the business, results of operations or financial condition of CYTYC or SUB, or materially and adversely affect the ability of CYTYC or SUB to enter into this Agreement or perform their respective obligations hereunder.

     Section 4.7    No Actions or Proceedings. There are no judicial or
                    -------------------------
administrative actions or proceedings or investigations pending, or to CYTYC's or SUB's knowledge overtly threatened, that question the validity of this Agreement that, if adversely determined, would have a material adverse effect upon CYTYC's or SUB's ability to enter into or perform its obligations under this Agreement, or which challenge the lawfulness of any of the transactions contemplated by this Agreement.

     Section 4.8    Absence of Certain Changes or Events. Except as set forth in
                    ------------------------------------
the CYTYC SEC Documents, since June 30, 2001, (i) CYTYC has not conducted its business and operations other than in the ordinary course of business and consistent with past practices and (ii) there has not been any fact, event, circumstance or change affecting or relating to CYTYC which has had or is reasonably likely to have a material adverse effect on its business, results of operations or financial condition.

     Section 4.9    Litigation. There is no suit, action, proceeding or
                    ----------
investigation pending or, to CYTYC's or SUB's knowledge, overtly threatened against CYTYC, the outcome of which is likely to have a material adverse effect on the business, results of operations or financial condition of CYTYC, or materially and adversely affect the ability of CYTYC or SUB to enter into this Agreement or perform their respective obligations hereunder.

     Section 4.10   Opinion of Financial Advisor. CYTYC has received the opinion
                    ----------------------------
of Morgan Stanley substantially to the effect that, and based upon the procedures and subject to the assumptions and qualifications in the opinion, the Consideration payable to holders of PRO DUCT Common Stock and PRO DUCT Preferred Stock at the Effective Time as provided in Section 2.2 hereof is fair, from a financial point of view, to CYTYC.

     Section 4.11   Board Approval. The Boards of Directors of CYTYC and SUB
                    --------------
unanimously (a) approved this Agreement, (b) determined that the transactions contemplated hereby are fair, and (c) determined that the transactions contemplated hereby are fair to and in the best interests of the holders of the CYTYC Common Stock. The resolutions of the CYTYC and SUB Board of Directors taking the actions described in the preceding sentence have not been rescinded, withdrawn, amended or otherwise modified, remain in full force and effect.

     Section 4.12   Tax Matters. CYTYC knows of no fact or circumstance that is
                    -----------
reasonably likely to cause the Merger to be treated other than as a reorganization under Section 368(a) of the Code.

     Section 4.13   Brokers. No broker or finder other than Robertson Stephens
                    -------
and Morgan Stanley has acted for CYTYC or SUB in connection with this Agreement or the transactions contemplated hereby. Neither CYTYC nor SUB has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or intermediary other than Robertson Stephens and Morgan Stanley in connection with the transactions contemplated by this Agreement and no act or omission by CYTYC or SUB will cause PRO DUCT to become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

     Section 4.14   Disclosures. No statement, representation or warranty made
                    -----------
by CYTYC or SUB in this Agreement, in any Exhibit hereto, or in any certificate, delivered or to be delivered to PRO DUCT hereunder, contains any untrue statement of a material fact, or fails to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                  ARTICLE V.

                                   COVENANTS

     Section 5.1    Interim Operations of PRO DUCT. During the period from the
                    ------------------------------
date of this Agreement through the first to occur of the Effective Date or the date on which this Agreement is terminated as provided herein:

          (a) PRO DUCT shall operate its businesses only in the usual and ordinary course and consistent with past practice or as otherwise disclosed on
Schedule 5.1, and shall use all reasonable efforts to:
------------

                    (i) preserve intact its business organization and goodwill in all material respects;

                    (ii) keep available the services of its key officers and employees;

                    (iii) maintain its relationships with significant customers, suppliers, distributors and others having significant business relationships with it; and

                    (iv) pay debts and Taxes when due, subject to good faith disputes over such debts or Taxes; and

          (b) subject to the provisions of this Agreement, except as agreed to in writing by CYTYC, PRO DUCT shall not:

                    (i) amend or otherwise change its Certificate of Incorporation or Bylaws; provided, however, that PRO DUCT shall be permitted to file the amendment to its Certificate of Incorporation pursuant to Section 5.19 hereof;

                    (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including by way of stock split or dividend) or any subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating it or any of its subsidiaries to issue such securities, or directly or indirectly redeem, purchase or otherwise acquire any of its securities, other than the issuance of securities upon the exercise of any PRO DUCT Option or the exercise or conversion of any PRO DUCT Warrant or PRO DUCT Preferred Stock;

                    (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock;

                    (iv)   merge or consolidate with another entity;

                    (v)    make any acquisition or any dispositions;

                    (vi) except to the extent contemplated by Section 5.12 hereof, guarantee employment to or commit to retain any Employee after the Closing Date;

                    (vii) except to the extent contemplated by Section 5.12 hereof, hire any new Employees, pay any special bonus to any Employee, increase the salary of any Employee, enter into any employment arrangement with any Employee or grant any severance or termination pay to any Employee;

                    (viii) enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts;

                    (ix) sell, lease, license, transfer, encumber or otherwise dispose of any of its material assets;

                    (x) adopt, enter into, terminate or amend any benefit plan or other arrangement for the current or future benefit or welfare of any officer, director, current or former employee;

                    (xi) take any action to fund or in any other way secure, or accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, or arrangement;

                    (xii) incur or assume any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness;

                    (xiii) make, extend or modify any loans, advances or capital contributions to, or investments in, any other person;

                    (xiv) make any capital expenditure, capital improvement or capital addition that exceeds $100,000;

                    (xv) pay, discharge or satisfy in an amount in excess of $100,000 any claim, liability or other obligation;

                    (xvi)   commence any lawsuit;

                    (xvii) permit any insurance policy naming PRO DUCT as a beneficiary or loss payee to be cancelled;

                    (xviii) make any material change in its accounting or Tax policies or procedures, except as required by law or to comply with GAAP, or make or revoke any material Tax elections; or

                    (xix) take any action that would be materially adverse to the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code.

          (c) Nothing contained in this Section 5.1 or elsewhere in this Agreement shall prohibit PRO DUCT from paying, at or prior to the Effective Time, the fees of J.P. Morgan Securities Ltd. or the fees of its attorneys or accountants or other professional advisors for services rendered to PRO DUCT, including, in each case, services rendered in connection with the transactions contemplated by this Agreement.

          (d) Nothing contained in this Section 5.1 or elsewhere in this Agreement shall prohibit the amendment of any agreement or material contract, including without limitation any Plan, to provide that payments or benefits will not be made thereunder which would constitute excess parachute payments within the meaning of Code Section 280G(b)(1) absent an approval by the Stockholders which meets the requirements of Code Section 280G(b)(5)(B) and Proposed Treasury Regulations promulgated thereunder.

     Section 5.2    Access to Information.
                    ---------------------

                    5.2.1     Access. Between the date of this Agreement and
                              ------
the Closing Date, PRO DUCT shall during mutually agreeable hours, (i) give CYTYC and its authorized representatives reasonable access to all books, records, contracts, offices and other facilities and properties of PRO DUCT, (ii) permit CYTYC to make such inspections thereof as CYTYC may reasonably request, and
(iii) furnish CYTYC with such financial and operating data and other information with respect to the business, results of operations and properties of PRO DUCT as CYTYC may from time to time reasonably request. Between the date of this Agreement and the Closing Date, CYTYC shall furnish PRO DUCT with such financial and operating data and other information with respect to the business, results of operations and properties of CYTYC as PRO DUCT may from time to time reasonably request.

                    5.2.2     Confidentiality. Any information relating to PRO
                              ---------------
DUCT provided to or obtained by CYTYC and/or SUB, whether pursuant to Section
5.2.1 or otherwise, shall be held confidential by CYTYC and SUB and shall not be
(a) disclosed by CYTYC or SUB to any person or entity not a party hereto, or (b) used by CYTYC or SUB except for purposes of consummating the transaction contemplated hereby. Should the Merger never take place as contemplated by this Agreement, CYTYC and SUB shall continue to treat such information as confidential and shall return or destroy any and all copies thereof and analyses with respect thereto upon request of PRO DUCT. Any information relating to CYTYC provided to or obtained by PRO DUCT, whether pursuant to Section 5.2.1 or otherwise, shall be held confidential by PRO DUCT and shall not be (a) disclosed by PRO DUCT to any person or entity not a party hereto, or (b) used by PRO DUCT except for purposes of consummating the transaction contemplated hereby. Should the Merger never take place as contemplated by this Agreement, PRO DUCT shall continue to treat such information as confidential and shall return or destroy any and all copies thereof and analyses with respect thereto upon request of CYTYC. The foregoing obligations to hold information confidential shall not apply in respect of information which (i) is within the public domain or has been publicly disclosed, through no fault or wrongful act of the disclosing Party, (ii) was in the unrestricted possession of the disclosing Party prior to its receipt thereof from the other Party, (iii) is received by the disclosing Party from a third party not under an obligation of confidentiality with respect thereto, or (iv) is required, through legal process or in connection with a review of the disclosing Party's business by any governmental entity, to be disclosed. The foregoing obligations shall apply with respect to the applicable Party and its agents and employees, and each Party shall be responsible and liable for the disclosure of information by its agents and employees as if such disclosure was a disclosure by such Party.

                    5.2.3     No Modification. No information or knowledge
                              ---------------
obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

     Section 5.3    Consents. Each of CYTYC and PRO DUCT agrees to use all
                    --------
reasonable efforts expeditiously to obtain all actions, non-actions, consents, authorizations, orders and approvals from federal, state, local and other governmental and regulatory bodies, and from third parties, as may be required in connection with, and waivers of any violations, breaches, defaults, accelerations, terminations or Encumbrances that may be caused by, the consummation of the Merger or the other transactions contemplated by this Agreement and the Merger. Without limiting the generality of the foregoing, as promptly as practicable, CYTYC, SUB and PRO DUCT shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with the Merger.

     Section 5.4    Investor Questionnaire. PRO DUCT shall use its reasonable
                    ----------------------
best efforts to cause each Stockholder to execute and deliver to CYTYC, at least ten (10) days prior to the Effective Date, an Investor Questionnaire in the form attached hereto as Exhibit F (the "Investor Questionnaire").
                   ---------       ----------------------

     Section 5.5    Stockholder Approval.
                    --------------------

                    5.5.1     Disclosure Statement. PRO DUCT agrees to cooperate
                              --------------------
with CYTYC in the preparation of a written information statement (the "Disclosure Statement") which shall include (i) a summary of the Merger and this
 --------------------
Agreement, and (ii) all of the information required by Rule 502(b) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). PRO DUCT agrees not to distribute the Disclosure
              --------------
Statement until CYTYC has approved the Disclosure Statement. CYTYC shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that CYTYC shall not be responsible for the accuracy or completeness of any information furnished by PRO DUCT for inclusion in the Disclosure Statement). PRO DUCT shall ensure that any information furnished by PRO DUCT in writing to CYTYC for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that PRO DUCT shall not be responsible for the accuracy or completeness of any information furnished by CYTYC for inclusion in the Disclosure Statement).

                    5.5.2     Stockholder Meeting. PRO DUCT as promptly as
                              -------------------
practicable shall cause the Disclosure Statement to be delivered to the Stockholders. PRO DUCT, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and Bylaws and subject to the provisions of Section 5.13.2 hereof: (a) after delivery of the Disclosure Statement to the Stockholders, promptly and duly call, give notice of, and hold a meeting of the Stockholders or solicit written consents for the purpose of voting: (i) in favor of this Agreement, as such may be modified or amended from time to time and (ii) to adopt and approve the Merger; (b) recommend to the Stockholders that they vote in favor of the matters described in clause (a) above, (c) include in the Disclosure Statement such recommendation and (d) take all reasonable and lawful action to solicit and obtain such vote in favor of the matters described in clause (a) above; provided, however, that if subject to the provisions of Section 5.13.2 hereof, the PRO DUCT Board of Directors determines that this Agreement is no longer advisable and recommends its rejection by the Stockholders, then pursuant to
Section 251(c) of the Delaware Corporation Law, the Board shall nonetheless submit the Agreement and the Merger to a vote of the Stockholders pursuant to clause (a) of this sentence. At or prior to Closing, PRO DUCT shall deliver to CYTYC a certificate of its Secretary setting forth the voting results of the PRO DUCT Stockholders Meeting or vote by written consents. PRO DUCT will in addition use its reasonable efforts to obtain stockholder approval of any payments that, absent such approval, would be excess parachute payments as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof), that arise because of transactions contemplated under or in connection with this Agreement, in accordance with the safe harbor described in Proposed Treasury Regulations
(S) 1.280G-1, Q&A6 and -7 such that such payments would not be subject to Tax under Section 4999 of the Code.

     Section 5.6    PRO DUCT Options and Restricted Stock.
                    -------------------------------------

                    5.6.1     PRO DUCT Options. At the Effective Time, each of
                              ----------------
the PRO DUCT Options (and solely with respect to such options, the applicable option plans pursuant to which such options were issued) that is outstanding immediately prior to the Effective Time shall be assumed by CYTYC on the terms set forth herein and converted automatically into (i) an option to purchase shares of CYTYC Common Stock (each a "Converted Option") in amounts and at an
                                      ----------------
exercise price determined as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the

Effective Time (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby) and (ii) the right to receive, upon exercise of the Converted Option, cash on the terms set forth below (the "Replacement Cash
                                                          ----------------
Right"):
-----
          (a) The number of shares of CYTYC Common Stock subject to a Converted Option shall be equal to the product of (i) the number of shares of PRO DUCT Common Stock subject at the Effective Time to the PRO DUCT Option (the "PRO DUCT
                                                                        --------
Option Shares"), and (ii) the Option Exchange Ratio (as defined below) (such
-------------
shares, the "Converted Option Shares"), provided, however, that ten percent
             -----------------------
(10%) of such shares (to correspond to the proportion of shares of CYTYC Common Stock issuable pursuant to Section 2.2.1 that was placed into escrow pursuant to
Section 2.2.2) shall be placed into escrow as the "Option Escrow Shares";
                                                   --------------------
further provided, however, that the Option Escrow Shares shall not be placed into escrow if, as of the date of exercise, all Escrow Shares and Escrow Cash have been retained by CYTYC or released from the Escrow Account pursuant to the terms and conditions of Section 2.2.2 or Section 8.2.2 hereof; and provided further, that any fractional shares of CYTYC Common Stock resulting from such calculation shall be rounded down to the nearest 1/10,000 of a share; and

          (b) The exercise price per Converted Option Share subject to a Converted Option shall be equal to the quotient of (i) the product of (x) the exercise price per share of PRO DUCT Common Stock under the PRO DUCT Option and
(y) the Stock Ratio divided by (ii) the Option Exchange Ratio, provided, however, that such exercise price shall be rounded up to the nearest 1/10,000 of a cent.

          (c)  For purposes of this Agreement, "Option Exchange Ratio" shall
                                                ---------------------
mean a fraction, the numerator of which is total number of shares of CYTYC Common Stock allocated to the Total Common Shares in accordance with Section
2.2.1 and the denominator of which is the number of Total Common Shares. "Cash
                                                                          ----
Exchange Ratio" shall mean a fraction, the numerator of which is the total cash
--------------
allocated to the Total Common Shares in accordance with Section 2.2.1 and the denominator of which is the number of Total Common Shares. "Option Escrow Shares
                                                            --------------------
Retention Factor" shall mean a fraction, the numerator of which is the number of
----------------
Option Escrow Shares retained by CYTYC pursuant to the terms and conditions of
Section 2.2.2 or Section 8.2.2 hereof and the denominator of which is the number of Option Escrow Shares placed into the Escrow Account pursuant to the terms of this Section 5.6. "Option Escrow Cash Retention Factor" shall mean a fraction
                   -----------------------------------
the numerator of which is the amount of Option Escrow Cash retained by CYTYC pursuant to the terms and conditions of Section 2.2.2 or Section 8.2.2 hereof and the denominator of which is the amount of Option Escrow Cash placed into the Escrow Account pursuant to the terms of this Section 5.6.

          (d) The Replacement Cash Right of each holder of a PRO DUCT Option that is outstanding immediately prior to the Effective Time (each, a "PRO DUCT
                                                                      --------
Option Holder") shall, as of the date such PRO DUCT Option Holder exercises a
-------------
Converted Option in accordance with the terms and conditions of the applicable option plan, be the right to receive cash consideration in respect of each PRO DUCT Option Share in an amount equal to the excess of (i) the Cash Exchange Ratio over (ii) the product of (x) the exercise price per share of PRO DUCT Common Stock under the PRO DUCT Option and (y) the Cash Ratio, provided,
                                                   ----------
however, that ten percent (10%) of such amount (to correspond to the proportion of the Cash Consideration

Component that was placed into escrow pursuant to Section 2.2.2) shall be placed into escrow as "Option Escrow Cash"); further provided, that the Option Escrow
                ------------------
Cash shall not be placed into escrow if, as of the date of exercise, all Escrow Shares and Escrow Cash have been retained by CYTYC or released from the Escrow Account pursuant to the terms and conditions of Section 2.2.2 or Section 8.2.2 hereof; provided further, that the amount of such cash consideration in respect of each PRO DUCT Option Share shall be rounded down to the nearest 1/10,000 of a cent; and provided further, that the amount of the Replacement Cash Right with respect to each Converted Option shall be rounded down to the nearest cent.

Each Converted Option and the related Replacement Cash Right must be exercised together and may not be exercised separately; provided, however, that any Converted Option may be exercised in part and not in whole to the extent that the terms of the option grant and the applicable option plan so permit. In the event that a PRO DUCT Option Holder holds more than one PRO DUCT Option, each such PRO DUCT Option shall be converted into a Converted Option and Replacement Cash Right for purposes of implementing the assumption and conversion provisions of this Section 5.6.

          (e) Subject to the provisions of Section 5.6.1 hereof, all Option Escrow Shares and Option Escrow Cash shall be placed into escrow in accordance with the terms and conditions of Section 2.2.2 hereof. Simultaneous with the release of Escrow Shares and Escrow Cash pursuant to Section 2.2.2 hereof and in accordance with the terms and conditions for such release set forth in such
Section 2.2.2, CYTYC shall deliver to all PRO DUCT Option Holders who have exercised their options after the Effective Time and for whom Option Escrow Shares and Option Escrow Cash have been placed into escrow, pro rata in accordance with their ownership percentages of Option Escrow Shares and Option Escrow Cash placed into escrow under this Agreement and at the addresses set forth on the Stockholder Information Schedule, the remaining Option Escrow Shares and Option Escrow Cash. Once all Escrow Shares and Escrow Cash have been either retained by CYTYC or released pursuant to the terms and conditions of
Section 2.2.2 and 8.2.2 hereof, no further Option Escrow Shares or Option Escrow Cash shall be placed into escrow; but thereafter each PRO DUCT Option Holder who exercises its Converted Option in accordance with the terms and conditions of the applicable option plan will have the right to receive:

          (x) the number of shares of CYTYC Common Stock equal to the product of (i) the number of PRO DUCT Option Shares and (ii) the Option Exchange Ratio, minus 10% of such product multiplied by the Option Escrow Shares Retention Factor; provided, however, that any fractional shares of CYTYC Common Stock resulting from such calculation shall be rounded down to the nearest 1/10,000 of a share; and

          (y) the amount of cash in respect of each PRO DUCT Option Share set forth in subparagraph (d) above, without regard to the provisos thereto, minus 10% of such amount multiplied by the Option Escrow Cash Retention Factor; provided, however, that the amount of such cash consideration in respect of each PRO DUCT share shall be rounded down to the nearest 1/10,000 of a cent; and provided further, that the amount of the Replacement Cash Right with respect to each Converted Option shall be rounded down to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive
                                                                      ---------
stock options" (as defined in Section 422 of the Code) shall be modified to the
-------------
extent required to comply with Section 424(a) of the Code and the applicable Treasury Regulations and to meet the ratio rule in Treasury Regulation (S)1.425-1(a)(1)(i)(a). After the Effective Time, each Converted Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related PRO DUCT Options immediately prior to the Effective Time, except that all references to PRO DUCT shall be deemed to be references to CYTYC.
CYTYC shall file with the SEC any required registration statement on Form S-8 (or other appropriate form) as soon as practicable after the Closing Date and shall take any action required to be taken under state securities "Blue Sky" laws for purposes of registering all shares of CYTYC Common Stock issuable after the Effective Time upon exercise of the Converted Options. Following the Closing, CYTYC will send to each holder of a Converted Option a written notice setting forth (i) the number of shares of CYTYC Common Stock subject to such Converted Option, (ii) the Replacement Cash Right that will be received upon exercise of such Converted Option, and (iii) the exercise price per share of CYTYC Common Stock issuable upon exercise of such Converted Option. Promptly following the Closing, CYTYC shall reserve for issuance in connection with the exercise of Converted Options such number of shares of CYTYC Common Stock as shall be required to be issued upon such exercise.

                    5.6.2     Restricted Stock. If any shares of PRO DUCT Common
                              ----------------
Stock that are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition ("PRO DUCT Restricted Stock") providing that such shares may be forfeited or
  -------------------------
repurchased by PRO DUCT upon any termination of the Stockholder's employment, directorship or other relationship with PRO DUCT (and/or any affiliate of PRO
DUCT) under the terms of any restricted stock purchase agreement or other agreement with PRO DUCT that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon consummation of the transactions contemplated hereby, then (i) the shares of CYTYC Common Stock issued upon the conversion of such shares in the Merger will continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions (the "Restrictions") following the Effective Time, and the
                       ------------
certificates representing such shares of CYTYC Common Stock may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions, and (ii) the cash consideration issued upon the conversion of such shares in the Merger will be unvested and subject to forfeiture as of the Effective Time if such shares of CYTYC Common Stock are subject to the Restrictions on or after the Effective Time. Such cash consideration that is unvested as of the Effective Time will be payable to such holders of CYTYC Common Stock subject to such Restrictions at the time and to the extent the vesting conditions are satisfied that are described in the Restricted Stock Agreement to be executed and delivered by each such holder of CYTYC Common Stock and CYTYC, which Agreement shall be substantially in the form attached hereto as Exhibit G.
                   ---------

     Section 5.7    Agreements Regarding Tax Matters.
                    --------------------------------

                    5.7.1     Consistent Reporting. Unless there has been a
                              --------------------
Final Determination to the contrary, CYTYC, SUB and PRO DUCT agree, for all Tax purposes including all Tax Returns and Tax controversies, to (and, with regard to CYTYC or SUB, to cause any affiliate or successor to the assets of CYTYC or SUB to) take the position that the merger of PRO DUCT with and into SUB pursuant to this Agreement qualifies as a reorganization under Sections 368(a)(1) of the Code. For purposes of this
Section 5.7.1, the term "Final Determination" means a determination as defined
                         -------------------
in Section 1313(a) of the Code or any event which finally and conclusively established the amount of any liability for Taxes.

                    5.7.2     Allocation of Income, Deductions and Other Items.
                              ------------------------------------------------
To the extent consistent with applicable law, for purposes of this Agreement, income deductions and other items will be allocated between the portion of any Tax period ending on or before the Closing Date (the "Pre-Closing Tax Period")
                                                      ----------------------
and the portion of any Tax period ending after the Closing Date (the "Post-Closing Tax Period") based on an actual closing of the books of PRO DUCT
 -----------------------
as of the Closing Date. Income, deductions and other items attributable to the Pre-Closing Tax Period will be included in the federal and state income and/or franchise Tax returns of PRO DUCT. Income, deductions and other items attributable to the Post-Closing Tax Period will be included in the federal and state income and/or franchise Tax returns of the Surviving Corporation.

                    5.7.3     Consent of CYTYC. Without the prior written
                              ----------------
consent of CYTYC, PRO DUCT shall not make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment; provided, however, that the limitations of this paragraph shall apply only to the extent the relevant action is material.

                    5.7.4     Reorganization. Each of CYTYC, SUB and PRO DUCT
                              --------------
shall use their best efforts to cause the Merger to qualify, and will not take any action that would prevent the Merger from qualifying, as a "reorganization"
                                                                --------------
within the meaning of Section 368(a) of the Code.

                    5.7.5     Subsequently Filed Tax Returns. PRO DUCT will
                              ------------------------------
promptly deliver to CYTYC true, correct, and complete copies of all Tax Returns with respect to income taxes filed by PRO DUCT on or after the date hereof and prior to the Closing Date.

                    5.7.6     Option Plan. PRO DUCT shall cause the
                              -----------
Administrator of the 1998 Stock Plan of PRO DUCT not to issue any determination to holders of stock options or stock purchase rights thereunder that accelerated vesting or acceleration of such stock options or stock purchase rights has been triggered under Section 12(c) or under any other provision of such plan or, except as required by the agreements set forth on Schedule 5.7.6, will be so
                                                  --------------
triggered by reason of the Merger.

     Section 5.8    Registration Statement. PRO DUCT shall furnish CYTYC with
                    ----------------------
all information concerning PRO DUCT and the holders of its capital stock and shall take such other action as CYTYC may reasonably request in connection with the preparation and filing of the registration statement to be filed by CYTYC pursuant to the Registration Rights Agreement attached as Exhibit H hereto (the
                                                          ---------
"Registration Rights Agreement").  Such information shall not at the Effective
 -----------------------------
Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 5.9    D&O Indemnification. Schedule 5.9 sets forth all relevant
                    -------------------  ------------
provisions of PRO DUCT's Certificate of Incorporation or Bylaws and any contract pursuant to which PRO DUCT granted any rights of indemnification to any director or officer of PRO DUCT. From and after the Effective Date, to the extent permitted under the Delaware Corporation Law, the Surviving Corporation shall indemnify and hold harmless each person who is, has been at any time prior to the date hereof, or becomes prior to the Effective Date, a director or an officer of PRO DUCT (collectively, the "D&O Indemnified Parties") against all
                                        -----------------------
losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by him in his capacity as an officer or director of PRO DUCT, which acts or omissions occurred prior to the Effective Date; provided, however, that the Surviving Corporation shall be under no obligation to indemnify any D&O Indemnified Party pursuant to this Section 5.9 except to the extent that such D&O Indemnified Party was entitled to indemnification from PRO DUCT (pursuant to applicable law or contract) immediately prior to the Effective Date. The procedures associated with such indemnification shall be the same as those associated with the D&O Indemnified Parties' indemnification from PRO DUCT, immediately prior to the Effective Date. PRO DUCT hereby agrees that, from and after the date hereof until the Effective Date, it will not amend, modify or otherwise alter its Certificate of Incorporation or Bylaws or any contractual provision under which any D&O Indemnified Party is entitled to indemnification from PRO DUCT at the time of the execution of this Agreement. The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each D&O Indemnified Party and their respective heirs and representatives. CYTYC shall cause to be maintained in effect for a period of seven (7) years after the Closing, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by PRO DUCT (provided that CYTYC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Closing Date.

     Section 5.10   PRO DUCT Employees.
                    ------------------

                    5.10.1    Benefits. Following the Closing Date and through
                              --------
December 31, 2001, CYTYC shall cause the Surviving Corporation to provide its employees with benefits which are substantially equivalent in the aggregate to the benefits PRO DUCT currently provides to its Employees. From and after December 31, 2001, CYTYC shall, or shall cause the Surviving Corporation to, provide the Surviving Corporation's employees with benefits which are substantially equivalent to those offered to similarly situated employees of CYTYC. To the extent that CYTYC or the Surviving Corporation offers new benefit plans to the Surviving Corporation's employees after the Closing, CYTYC or the Surviving Corporation shall give credit for years of continuous service as an Employee of PRO DUCT to those persons actively employed by PRO DUCT on the Closing Date, for purposes of eligibility requirements under such benefit plans (if any). Any benefit plans offered by CYTYC or the Surviving Corporation to the former PRO DUCT Employees will waive any applicable exclusions for pre-existing conditions or eligibility periods, and confer credit for any deductibles or co-payments accrued during the current PRO DUCT benefit plan year. The Surviving Corporation shall fulfill all coverage continuation obligations imposed by Section 4980B of the Code and Section 601 of ERISA on PRO DUCT in respect of its employees or former employees from and after the Merger.

                    5.10.2    Savings Plans. As soon as practicable following
                              -------------
the Closing Date, CYTYC shall make available to the Surviving Corporation's employees a savings plan under Section 401(k) of the Code that will be available to other CYTYC employees on a company-wide basis.

     Section 5.11   Public Announcement. Each of PRO DUCT and CYTYC agrees that
                    -------------------
it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of CYTYC and PRO DUCT; provided, however, that such disclosure can be made without obtaining such prior written consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with any national securities exchange or quotation system and (ii) the Party making such disclosure has first used its reasonable efforts to consult with (but not obtain the consent of) the other Party about the form and substance of such disclosure.

     Section 5.12   Employment Arrangements. Prior to the Effective Date, PRO
                    -----------------------
DUCT will use its reasonable best efforts to cause certain of the following key employees of PRO DUCT (who will be designated by CYTYC), David Hung, Patrick Machado, Phil Olsen, Angela Soito, Lynn Seely, Marga Ortigas-Wedekind, and Leslie Trigg, to enter into employment arrangements (including nondisclosure, noncompete and nonsolicitation agreements) in substantially the form set forth on Exhibit I with the Surviving Corporation effective immediately after the
   ---------
Effective Time.

     Section 5.13   Standstill; Superior Transaction.
                    --------------------------------

                    5.13.1    Standstill. Prior to the Effective Time, PRO DUCT
                              ----------
agrees that it will not, nor will PRO DUCT permit any of its Affiliates, their officers, directors, employees, or other agents, or any professional person whom it or any of such entities has retained (collectively the "PRO DUCT Parties"),
                                                           ----------------
to do any of the following:

          (a) Solicit, initiate or encourage any inquiries, proposal, negotiation or agreement from any corporation, partnership, person, group or other entity ("Third Party Acquiror") concerning a possible merger,
               --------------------
consolidation or other business combination involving PRO DUCT or an acquisition of PRO DUCT's capital securities or a substantial portion of its assets ("Acquisition Transaction"); and
  -----------------------

          (b) Negotiate with any Third Party Acquiror in furtherance of such inquiries, furnish information to any such entity or enter into any agreement, arrangement, or understanding with any such Third Party Acquiror with respect to any Acquisition Transaction or which would require PRO DUCT to abandon, terminate or fail to consummate the Merger.

PRO DUCT agrees to notify CYTYC promptly in writing if any PRO DUCT Party receives any inquiry, proposal, or other contact from a Third Party Acquiror regarding an Acquisition Transaction or if any Third Party Acquiror seeks to initiate or continue discussions or negotiations with a PRO DUCT Party with respect to an Acquisition Transaction, and will identify such Third Party Acquiror.

                  5.13.2 Superior Transaction. Notwithstanding the foregoing,
                         --------------------
nothing in this Agreement shall prevent any of the PRO DUCT Parties from (A) providing information in response to a request therefor by a Third Party Acquiror who has made an unsolicited bona fide written proposal for an Acquisition Transaction, (B) engaging in any negotiations or discussions with any Third Party Acquiror who has made an unsolicited bona fide written proposal for an Acquisition Transaction, or (C) recommending such an Acquisition Transaction to the Stockholders if (i) in each such case the Board of Directors of PRO DUCT determines in good faith that such action is likely to be required for its directors to comply with their respective fiduciary duties under applicable law and (ii) the Board of Directors determines in good faith that such Acquisition Transaction, if accepted, is reasonably likely to be consummated, taking into account legal, financial and regulatory aspects of the proposal and the Third Party Acquiror making the proposal and would, if consummated, result in a transaction more favorable to the Stockholders from a financial point of view than the transactions contemplated by this Agreement (any such favorable Acquisition Transaction being referred to herein as a "Superior Transaction").
 --------------------

     Section 5.14 Compliance with the Securities Act.
                  ---------------------------------

                  5.14.1 PRO DUCT Affiliates. At least ten (10) days prior to
                         -------------------
the Effective Time, PRO DUCT shall cause to be delivered to CYTYC a list identifying all persons who were at the record date for its stockholders meeting convened or written consent obtained in accordance with Section 5.5 hereof, affiliates of the Company (the "PRO DUCT Affiliates").
                                -------------------

                  5.14.2 Affiliate Agreement. PRO DUCT shall use its reasonable
                         -------------------
best efforts to cause each person who is identified as one of the PRO DUCT Affiliates to execute and deliver to CYTYC (with a copy to PRO DUCT), at least ten (10) days prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit J (the "Affiliate Agreement").
                   ---------       -------------------

                  5.14.3 Legends. If any PRO DUCT Affiliate refuses to provide
                         -------
an Affiliate Agreement, CYTYC may place appropriate legends on the certificates evidencing the shares of CYTYC Common Stock to be received by such PRO DUCT Affiliate pursuant to the terms of this Agreement to the effect that the shares of CYTYC Common Stock received by such PRO DUCT Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 145 promulgated under the Securities Act, or (iii) pursuant to another exemption under the Securities Act.

     Section 5.15 Further Assistance. Each of the Parties hereto agrees to use
                  ------------------
all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations expeditiously to consummate and make effective the Merger and the other transactions contemplated by this Agreement.

     Section 5.16 Employee Bonus Plan. Effective as of the date hereof, PRO DUCT
                  -------------------
shall adopt and comply with the terms of an employee bonus plan (the "Retention
                                                                      ---------
Bonus Plan") that shall provide that all persons who are currently employees of
----------
PRO DUCT below the level of Vice President and who are employees of the Surviving Corporation on the six (6) month anniversary of the date hereof shall be paid a bonus equal to twenty-five percent (25%) of his or her annual base salary in effect as of the date hereof; provided, however, that the Surviving Corporation shall not be obligated to pay more than $750,000 in the aggregate under the Retention Bonus Plan. Payments pursuant to the Retention Bonus Plan shall be subject to applicable withholding and shall be paid no later than three
(3) days after the six (6) month anniversary of the date hereof; provided, however, that each employee of the Surviving Corporation whose employment is terminated by the Surviving Corporation other than for "Cause" (as such term is defined below) prior to the six (6) month anniversary of the date hereof shall receive his or her bonus under the Retention Bonus Plan as of the date of the termination of his or her employment. Employees of the Surviving Corporation who voluntarily terminate their employment prior to the six (6) month anniversary of the date hereof shall not receive any bonus pursuant to the Retention Bonus Plan; provided, however, that if any such employee's voluntary termination is due to either (i) a reduction in his or her annual base salary from his or her annual base salary in effect as of the date hereof or (ii) a relocation from PRO DUCT's current facility, then such employee shall receive his or her bonus under the Retention Bonus Plan as of the date of the termination of his or her employment.

For the purposes of this Section 5.16, "Cause" shall mean (i) gross negligence
                                        -----
or willful misconduct in the performance of the employee's duties to PRO DUCT or the Surviving Corporation where such gross negligence or willful misconduct has resulted or is likely to result in material damage to the company or its subsidiaries; (ii) repeated unexplained or unjustified absence from the company;
(iii) a material violation of any federal or state law; (iv) commission of any act of fraud with respect to the company; or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing or reputation of the company, in each case as determined in good faith by the Board of Directors of PRO DUCT (prior to the Closing Date) or the Surviving Corporation (after the Closing Date).

     Section 5.17 Expenses. CYTYC shall cause the Surviving Corporation to pay
                  --------
promptly when due all charges and expenses incurred but not paid by PRO DUCT in connection with the transactions contemplated hereby, including those referenced in Section 5.1(c).

     Section 5.18 Conduct of CYTYC Business. Notwithstanding anything in this
                  -------------------------
Agreement to the contrary, no term or condition herein shall be deemed in any way to prevent CYTYC from conducting its business in the ordinary course and from taking any action that CYTYC deems in good faith to be in the best interests of the corporation; provided, however, that this Section 5.18 shall not be deemed to permit CYTYC to take any action in violation of the terms or conditions of this Agreement or to terminate or abandon this Agreement other than pursuant to the terms and conditions hereof.

     Section 5.19 Registration Rights Agreement. On or prior to the Closing
                  -----------------------------
Date, CYTYC shall execute and deliver the Registration Rights Agreement to each Stockholder.

                                  ARTICLE VI.

              CONDITIONS PRECEDENT TO OBLIGATIONS OF CYTYC AND SUB

     Section 6.1 Conditions. The obligations of CYTYC and SUB under this
                 ----------
Agreement shall be subject to the fulfillment, to their reasonable satisfaction, on or prior to the Closing Date, of all of the following conditions precedent:

                  6.1.1 HSR Act Waiting Period. All waiting periods under the
                        ----------------------
HSR Act with respect to the Merger shall have been terminated or expired and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall not have been terminated or withdrawn.

                  6.1.2 Representations and Warranties. All representations and
                        ------------------------------
warranties of PRO DUCT contained herein shall be true, complete and accurate in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which shall be true in all respects) as of the date when made and as of the Closing Date, except for such representations and warranties which, by their terms, are made as of another date, which shall be true and correct in all material respects or all respects, as the case may be, as of such other date.

                  6.1.3 Performance by PRO DUCT and the Major Stockholders. PRO
                        --------------------------------------------------
DUCT shall have performed and complied with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by PRO DUCT on or before the Closing Date; and each Major Stockholder shall have performed and complied with all agreements, covenants, obligations and conditions required by the Voting Agreement to which such Major Stockholder is a party that were required to be performed or complied with by such Major Stockholder on or before the Closing Date.

                  6.1.4 No Material Adverse Change. There shall not have been
                        --------------------------
(i) any material adverse change with respect to PRO DUCT (excluding any change with respect to U.S. Patent Application Serial No. 09/473,510, which is covered by clause (ii) below), where "material adverse change" shall mean (x) any change
                              -----------------------
that is material and adverse to the financial condition, results of operations, assets or business of PRO DUCT or (y) any change that would materially impair the ability of PRO DUCT to perform its obligations under this Agreement or otherwise threaten or impede the consummation of the Merger and the other transactions contemplated by this Agreement, or (ii) any office action or other communication from the U.S. Patent and Trademark Office with respect to U.S. Patent Application Serial No. 09/473,510 that rejects, or indicates that it may intend to reject, any of the independent product claims on grounds that might lead to a narrowing of the scope of any of these claims or on grounds of prior art. In the event that CYTYC asserts that the condition specified in the foregoing clause (ii) has not been satisfied and the arbitral tribunal determines, pursuant to the arbitration proceedings described in Section 10.10 hereof, that the office action does not constitute a "material adverse change" as defined in the foregoing clause (i)(x), CYTYC shall pay PRO DUCT the sum of $3,000,000 in cash within fifteen (15) days following the rendering of the arbitration decision, and if the arbitral tribunal determines that the office action does constitute such a "material adverse change," PRO DUCT shall pay CYTYC within such fifteen-day period all fees, costs and expenses of the arbitrators, and all other costs and expenses of the arbitration proceedings.

                  6.1.5  Investor Questionnaire. CYTYC shall have received
                         ----------------------
Investor Questionnaires from each Stockholder as described in Section 5.4, and CYTYC shall have no reason to believe that the statements set forth therein are not true and shall be reasonably satisfied that the issuance and sale of the CYTYC Common Stock pursuant to the Merger is exempt from the registration requirements of the Securities Act.

                  6.1.6  Stockholder Authorization of Merger. The Stockholders
                         -----------------------------------
shall have duly voted ninety percent (90%) of the aggregate of the PRO DUCT Common Stock and PRO DUCT Preferred Stock outstanding on the record date for the PRO DUCT Stockholders Meeting, or action by the Stockholders by written consent, or otherwise acted, to adopt resolutions in form and substance reasonably satisfactory to CYTYC approving and authorizing the execution, delivery and performance by PRO DUCT of this Agreement, including consummation of the Merger, and PRO DUCT shall have delivered an officer's certificate to the foregoing effect.

                  6.1.7  Consents, Waivers, Approvals and Authorizations. PRO
                         -----------------------------------------------
DUCT shall have obtained any and all consents, waivers, approvals and authorizations, including those set forth on Schedule 3.20, which are necessary
                                             -------------
to consummate the transactions contemplated by this Agreement or which, if not obtained, would be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of the Surviving Corporation or CYTYC on or after the Effective Date.

                  6.1.8  No Litigation. There shall not be pending or threatened
                         -------------
any litigation which questions or challenges any provision of this Agreement, the transactions contemplated hereby, or the consideration to be received by the Stockholders in the Merger, other than appraisal proceedings instituted by holders of Dissenting Shares in accordance with Section 262 of the Delaware Corporation Law or Section 1300 et seq. of the California Corporations Code.

                  6.1.9  No Order. No governmental entity (including a federal
                         --------
or state court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement or has the effect of making the Merger illegal; provided, however, that the Parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                  6.1.10 Affiliate Transactions. Any affiliate transactions set
                         ----------------------
forth on Schedule 3.26 involving any loans or other extensions of credit by PRO
         -------------
DUCT to any officer or director of PRO DUCT shall have been repaid in full at least to the extent the amount of the respective loan or extension of credit exceeds the cash Consideration payable to such officer or director pursuant to
Section 2.2 hereof (less the portion of such cash Consideration subject to escrow pursuant to Section 2.2.2 hereof). If any such loan or other extension of credit shall not have been repaid in full by such officer or director prior to the Effective Time, CYTYC shall deduct from the cash Consideration otherwise payable to such officer or director pursuant to Section 2.2 hereof (less the portion of such cash Consideration subject to escrow pursuant to Section 2.2.2 hereof) an amount equal to the amount of such loan or other extension of credit that remains outstanding and unpaid at the Effective Time, and CYTYC shall retain and accept the amount so deducted in exchange for the full cancellation of such loan or other extension of credit, as the case may be.

                  6.1.11 Termination of Agreements. Each of the Management
                         -------------------------
Rights Agreements between PRO DUCT and Three Arch Partners and IVP, respectively, dated February 6, 1998, the management Rights Agreements between PRO DUCT and Three Arch Partners and Pacific Venture Group, respectively, dated July 22, 1999, and the Second Amended and Restated Investors Rights Agreement, dated as of September 28, 2000, by and among PRO DUCT and the investors of PRO DUCT listed therein, shall have been terminated.

                  6.1.12 Consulting Agreement for Dr. Susan Love. PRO DUCT and
                         ---------------------------------------
Dr. Susan Love shall have amended the Amended and Restated Consulting Agreement dated September 1, 2000 between Dr. Love and PRO DUCT to delete Section 12(b) and Section 13 - Reversion.

                  6.1.13 Option Plan. The Administrator of the 1998 Stock Plan
                         -----------
of PRO DUCT shall not have issued any determination to holders of stock options or stock purchase rights thereunder that accelerated vesting or acceleration of such stock options or stock purchase rights has been triggered under Section 12(c) or under any other provision of such plan or, except as required by the agreements set forth on Schedule 5.7.6, will be so triggered by reason of the
                        --------------
Merger.

                  6.1.14 Affiliate Agreements. CYTYC shall have received
                         --------------------
Affiliate Agreements from each PRO DUCT Affiliate as described in Section 5.14.2 hereto.

                  6.1.15 Tax Opinion. CYTYC and PRO DUCT shall have received
                         -----------
written opinions of Crowell & Moring LLP and Latham & Watkins, respectively, in form and substance reasonably satisfactory to them, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinions may rely upon customary representations and certificates of CYTYC, SUB and PRO DUCT, including Tax Representation Letters in substantially in the form attached hereto as Exhibits
                                                                       --------
K-1 and K-2, and such opinions shall not have been withdrawn.
---     ---

                  6.1.16 Tax Representation Letter. PRO DUCT shall have executed
                         -------------------------
and delivered to Crowell & Moring LLP and Latham & Watkins a Tax Representation Letter in substantially the form attached as Exhibit K-2.
                                             -----------

                  6.1.17 FIRPTA Certificate. PRO DUCT shall have delivered to
                         ------------------
CYTYC a properly executed statement in a form reasonably acceptable to CYTYC conforming to requirements of Treas. Reg. Section 1445-2(c)(3).

                  6.1.18 Legal Opinions. CYTYC shall have received a legal
                         --------------
opinion from Latham & Watkins, counsel to PRO DUCT, dated the Closing Date, with respect to the matters set forth on Exhibit L-1 hereto and a legal opinion from Richards,
                         -----------
Layton & Finger, P.A., special counsel to PRO DUCT, dated the Closing Date, with respect to the matters set forth on Exhibit L-3 hereto.
                                    -----------

                  6.1.19 Closing Documents. Immediately prior to the Closing,
                         -----------------
CYTYC and SUB shall have received from PRO DUCT (i) an officer's certificate signed by a duly authorized officer of PRO DUCT to the effect that all representations and warranties of PRO DUCT contained herein are true, complete and accurate in all material respects on the Closing Date and that PRO DUCT has performed and complied with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by PRO DUCT on or before the Closing Date, and (iii) such other certificates, documents and instruments as CYTYC and SUB may reasonably request.

                  6.1.20 Stockholder Information. PRO DUCT shall have delivered
                         -----------------------
to CYTYC in writing a schedule, accurate as of the Closing Date and so certified by a duly authorized officer of PRO DUCT, setting forth the Stockholders of record, the number of shares of CYTYC Common Stock and the amount of the Cash Consideration Component to be received by each such Stockholder in the Merger, the ownership percentage of the aggregate number of shares of CYTYC Common Stock to be received by all such Stockholders in the Merger that each such Stockholder's shares will represent, a list of all holders of Dissenting Shares who will not receive the Consideration specified in Section 2.2.1 hereof, a list of each holder of vested and unvested PRO DUCT Options, the number of shares of CYTYC Common Stock subject to a Converted Option and the Replacement Cash Right to be received by each such holder of PRO DUCT Options upon exercise of its option in accordance with Section 5.6 hereof, and the address and social security or taxpayer identification number of each such Stockholder and holder of PRO DUCT Options, which shall be updated from time to time by the Stockholder Representative in accordance with Section 2.2.2(d) hereof (as so updated, the "Stockholder Information Schedule").
---------------------------------

                  6.1.21 Restricted Stock Agreements. CYTYC shall have received
                         ---------------------------
Restricted Stock Agreements from each holder of PRO DUCT Restricted Stock as described in Section 5.6.2 hereto.

     Section 6.2 Waiver. CYTYC may, in its sole discretion, waive on behalf of
                 ------
itself and SUB in writing fulfillment of any or all of the conditions set forth in Section 6.1 of this Agreement, provided, however, that such waiver granted by CYTYC pursuant to this Section 6.2 shall have no effect upon or as against any of the other conditions not so waived.


                                  ARTICLE VII.

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PRO DUCT


     Section 7.1 Conditions. The obligations of PRO DUCT under this Agreement
                 ----------
shall be subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date, of all of the following conditions precedent:

                  7.1.1 HSR Act Waiting Period. All waiting periods under the
                        ----------------------
HSR Act with respect to the Merger shall have been terminated or expired and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall not have been terminated or withdrawn.

                  7.1.2 Representations and Warranties. All representations and
                        ------------------------------
warranties of CYTYC and SUB contained herein shall be true, complete and accurate in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which shall be true in all respects) as of the date when made and as of the Closing Date, except for such representations and warranties which, by their terms, are made as of another date, which shall be true and correct in all material respects or all respects, as the case may be, as of such other date.

                  7.1.3 Performance by CYTYC and SUB. CYTYC and SUB shall have
                        ----------------------------
performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by CYTYC and SUB on or before the Closing Date.

                  7.1.4 No Material Adverse Change. There shall not have been
                        --------------------------
any material adverse change with respect to CYTYC, where "material adverse change" shall mean any change that (i) is material and adverse to the financial condition, results of operations, assets or business of CYTYC, or (ii) would materially impair the ability of CYTYC to perform its obligations under this Agreement or otherwise threaten or impede the consummation of the Merger and the other transactions contemplated by this Agreement.

                  7.1.5 Authorization of Merger by CYTYC and SUB. All action
                        ----------------------------------------
necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by CYTYC and SUB shall have been duly and validly taken by CYTYC and SUB, and each of CYTYC and SUB shall have delivered an officer's certificate to the foregoing effect.

                  7.1.6 Registration Rights Agreement. CYTYC shall have executed
                        -----------------------------
and delivered the Registration Rights Agreement to each Stockholder.

                  7.1.7 Consents, Waivers, Approvals and Authorizations. CYTYC
                        -----------------------------------------------
and SUB shall have obtained any and all consents, waivers, approvals and authorizations which are necessary to consummate the transactions contemplated by this Agreement or which, if not obtained, could have a material adverse effect on the business, results of operations or financial condition of CYTYC on or after the Effective Date.

                  7.1.8 No Litigation. There shall not be pending or threatened
                        -------------
any litigation which questions or challenges any provision of this Agreement, the transactions contemplated hereby, or the consideration to be received by the Stockholders in the Merger other than appraisal proceedings instituted by holders of Dissenting Shares in accordance with Section 262 of the Delaware Corporation Law or Section 1300 et seq. of the California Corporations Code.

                  7.1.9  No Order. No governmental entity (including a federal
                         --------
or state court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement or has the effect of making the Merger illegal; provided, however, that the Parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                  7.1.10 Legal Opinion. PRO DUCT shall have received a legal
                         -------------
opinion from Crowell & Moring LLP, counsel to CYTYC and SUB, dated the Closing Date, with respect to the matters set forth in Exhibit L-2 hereto and a legal
                                               -----------
opinion from Richards, Layton & Finger, P.A., special counsel to PRO DUCT, dated the Closing Date, with respect to the matters set forth on Exhibit L-3 hereto.
                                                           -----------

                  7.1.11 Closing Documents. Immediately prior to the Closing,
                         -----------------
PRO DUCT shall have received from CYTYC and SUB (i) officer's certificates signed by duly authorized officers of CYTYC and SUB to the effect that all representations and warranties of CYTYC and SUB contained herein are true, complete and accurate in all material respects on the Closing Date, and that CYTYC and SUB have performed and complied with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by CYTYC and SUB on or before the Closing Date, and (ii) such other certificates, documents and instruments as PRO DUCT may reasonably request.

                  7.1.12 Tax Opinion. CYTYC and PRO DUCT shall have received
                         -----------
written opinions of Crowell & Moring LLP and Latham & Watkins, respectively, in form and substance reasonably satisfactory to them, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinions may rely upon customary representations and certificates of CYTYC, SUB and PRO DUCT, including Tax Representation Letters in substantially in the form attached hereto as Exhibits
                                                                       --------
K-1 and K-2, and such opinions shall not have been withdrawn.
---     ---

                  7.1.13 Tax Representation Letter. CYTYC and Sub shall have
                         -------------------------
executed and delivered to Crowell & Moring LLP and Latham & Watkins a Tax Representation Letter in substantially the form attached as Exhibit K-1.
                                                            -----------

     Section 7.2 Waiver. PRO DUCT may, at its sole discretion, waive in writing
                 ------
fulfillment of any or all of the conditions set forth in Section 7.1, provided, however, that such waiver granted by PRO DUCT pursuant to this Section 7.2 shall have no effect upon or as against any of the other conditions not so waived.

                                 ARTICLE VIII.

                                 INDEMNIFICATION

     Section 8.1 Survival of Certain Provisions.
                 ------------------------------

                  8.1.1 Survival of Representations and Warranties. All
                        ------------------------------------------
representations and warranties contained herein, in the disclosure schedules or in any certificates delivered pursuant hereto, shall not be deemed to be waived or otherwise affected by any prior knowledge of, or any investigation made by or on behalf of, any Party hereto. Each and every such representation and warranty shall survive Closing and remain in full force and effect until the first anniversary of the Closing Date.

                  8.1.2 Covenants and Indemnification Provisions. Each covenant
                        ----------------------------------------
provision contained herein, which by its terms is intended to survive Closing, shall survive Closing and remain in full force and effect until fully performed, discharged and satisfied. Each indemnification provision contained herein shall survive Closing and remain in full force and effect in accordance with its terms until the obligations arising thereunder have been fully performed and discharged.

     Section 8.2 Stockholder Indemnity.
                 ---------------------

                  8.2.1 Indemnification. From and after the Closing Date, each
                        ---------------
Stockholder shall indemnify and hold CYTYC and the Surviving Corporation harmless on a dollar-for-dollar basis from and against all losses, damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including the costs and expenses of any and all investigations, actions, suits, proceedings, demands, or federal, state and local government-imposed suspensions and debarments of CYTYC and the Surviving Corporation, assessments, judgments, orders, settlements and compromises relating thereto, and reasonable attorneys, accountants, experts and other fees and expenses in connection therewith) ("Losses") resulting from, arising out of, or due to, directly or indirectly,
  ------
any of the following:

             (a) Any inaccuracy or misrepresentation in, or breach or nonfulfillment of, any representation or warranty of PRO DUCT, or any breach or nonfulfillment of any covenant of PRO DUCT, contained in this Agreement, in any schedule delivered hereunder by PRO DUCT, or in any certificates delivered by PRO DUCT pursuant to this Agreement; or

             (b) Any claims, causes of action, rights asserted or demands made by any third parties (including any governmental authority or agency) arising from or relating to any inaccuracy or misrepresentation in, or breach or nonfulfillment of, any representation or warranty of PRO DUCT, or any breach or nonfulfillment of any covenant of PRO DUCT, contained in this Agreement, in any schedule delivered hereunder by PRO DUCT, or in any certificates delivered by PRO DUCT pursuant to this Agreement.

               8.2.2  Offset; Limitations; Waiver.   For purposes of this
                      ---------------------------
Section 8.2:


          (a) In the event that CYTYC wishes to make any indemnification claim under this Section 8.2, CYTYC shall provide written notice of such claim (an "Indemnification Notice") to the Escrow Agent and the Stockholder
-----------------------
Representative. Any such notice shall, to the extent practicable, set forth in reasonable detail the basis for the claim and shall include a good faith determination of the estimated amount of the claim. Thereafter, the Stockholder Representative shall have twenty-five (25) Business Days following its receipt of the Indemnification Notice in which to deliver notice of objection to such claim to CYTYC and the Escrow Agent. If no objection notice is given, then the claim in the amount alleged by CYTYC in the Indemnification Notice shall be deemed to be valid and indemnifiable pursuant hereto. No offset shall be permitted if the relevant claim is timely disputed as set forth above, unless and until its validity is finally resolved. In the event that CYTYC is entitled to offset, CYTYC shall provide written notice (the "Resolved Claim Notice") of
                                                    ---------------------
such offset to the Escrow Agent and the Stockholder Representative.  Within five
(5) Business Days after receipt of the Resolved Claim Notice, the Escrow Agent shall deliver to CYTYC any Escrow Cash up to the amount of such offset and, to the extent there is any balance remaining, the Escrow Agent shall also deliver to CYTYC a sufficient number of the certificates of the Stockholders representing shares of CYTYC Common Stock to fulfill the requirements of this
Section 8.2.2, whereupon CYTYC shall, subject to Section 2.2.2 above, cancel the certificates and issue and deliver to the Escrow Agent new certificates, to be held in escrow, in the names of the Stockholders, which certificates shall cover a number of shares equal to the number of Escrow Shares covered by the certificates delivered to CYTYC less a number of shares determined by dividing the amount of the offset remaining after payment of the Escrow Cash by the Closing Valuation Price, subject to the requirements of Section 2.2.2.

          (b) No indemnification shall be required pursuant to Section 8.2.1 unless the aggregate of all Losses for which an indemnity payment would otherwise be due pursuant to Section 8.2.1 exceeds $500,000, and only to the extent of such excess.

          (c) The obligations of the Stockholders to indemnify CYTYC and SUB pursuant to this Section 8.2 are personal to the Stockholders and are assumed in light of the consideration they are to receive at the Closing hereunder, and each Stockholder waives any rights and releases PRO DUCT or the Surviving Corporation from any claims or assertions of cross-indemnification or contribution from PRO DUCT or the Surviving Corporation, whether arising in law or in equity from and after the Closing, as a result of such Stockholder's payment, coverage or assumption of any Losses incurred by CYTYC or the Surviving Corporation pursuant to this Section 8.2, including any claims or contribution in respect of any attorneys fees and expenses incurred by such Stockholder in defending against, or seeking contribution or recovery arising from, his indemnification obligations under this Section 8.2. For purposes of this
Section 8.2, Option Escrow Cash and Option Escrow Shares shall be treated in the same manner and shall be subject to the same offset requirements as the Escrow Cash and the Escrow Shares, respectively.

     Section 8.3  CYTYC Indemnity.
                  ---------------

                  8.3.1  Indemnification. From and after the Closing Date, CYTYC
                         ---------------
shall indemnify and hold the Stockholders harmless on a dollar-for-dollar basis from and against all Losses resulting from, arising out of, or due to, directly or indirectly, any of the following:

             (a) Any inaccuracy or misrepresentation in, or breach or nonfulfillment of, any representation or warranty of CYTYC, or any breach or nonfulfillment of any covenant of CYTYC, contained in this Agreement, in any schedule delivered hereunder by CYTYC, or in any certificates delivered by CYTYC pursuant to this Agreement; or

             (b) Any claims, causes of action, rights asserted or demands made by any third parties (including any governmental authority or agency) arising from or relating to any inaccuracy or misrepresentation in, or breach or nonfulfillment of, any representation or warranty of CYTYC, or any breach or nonfulfillment of any covenant of CYTYC, contained in this Agreement, in any schedule delivered hereunder by CYTYC, or in any certificates delivered by CYTYC pursuant to this Agreement.

                  8.3.2  Limitation. No indemnification shall be required
                         ----------
pursuant to Section 8.3.1 unless the aggregate of all Losses for which an indemnity payment would otherwise be due pursuant to Section 8.3.1 exceeds $500,000, and only to the extent of such excess.

                  8.3.3  Procedure for Indemnification from Third-Party Claims.
                         -----------------------------------------------------

             (a) Notice. No right to indemnification pursuant to Section 8.3.1
                 ------
shall be available to an indemnified Stockholder with respect to a claim from any person not a Party to this Agreement unless such indemnified Stockholder shall have given to CYTYC a written notice: (a "Claim Notice") describing in
                                                ------------
reasonable detail the facts giving rise to the claim for indemnification hereunder and enclosing a copy of any papers served, promptly upon the indemnified Stockholder becoming aware of such facts. In the case of a lawsuit being filed against any indemnified Stockholder, "promptly" shall mean as soon
                                                  --------
as practicable but in no event later than fifteen (15) days after the indemnified Stockholder is served with notice of the suit. The failure to notify CYTYC under this Subsection 8.3.3 shall not relieve CYTYC of any liability that it may have to the indemnified Stockholder otherwise than under this Article VIII unless such failure to notify shall have resulted in the waiver of any affirmative defenses to any third-party claims, whereupon such liability of CYTYC to the indemnified Stockholder under this Article VIII shall be reduced only to the extent CYTYC must pay any such third-party claim by reason of the waiver of an affirmative defense.

             (b) Defense of Claims. Upon receipt by CYTYC of a Claim Notice,
                 -----------------
CYTYC shall have control of the administration and defense of the claim described therein. The indemnified Stockholder(s) shall have the right to approve CYTYC's selection of counsel with respect to any such claim, such approval not to be withheld unreasonably. CYTYC shall bear the fees and expenses of CYTYC's counsel, as well as the reasonable fees and expenses of counsel for the indemnified Stockholder(s) if in the reasonable opinion of counsel for the indemnified Stockholder(s) a conflict between CYTYC and the indemnified Stockholder(s) exists as to any defense, counter claim or third-party claim that may be asserted in respect to the matter identified in the Claim Notice, and because of such conflict, separate counsel for the indemnified Stockholder(s) is necessary and appropriate.

             (c) Settlement. Any indemnified Stockholder(s) shall give prompt
                 ----------
swritten notice to CYTYC of any proposed settlement by a third party of any Third-Party Claim. CYTYC shall have the right, in its sole discretion, to settle with money any claim for which indemnification has been sought hereunder, but shall have no right to settle any such claim by agreeing, or committing to agree, on behalf of the indemnified Stockholder(s) without its written consent to any covenant or contract relating to or restricting the conduct of the business of the indemnified Stockholder(s) or containing any admission or statement deleterious to the good name or reputation of the indemnified Stockholder(s) or any affiliate thereof. An indemnified Stockholder(s) may refuse to accept a settlement proposed by CYTYC, but in such event CYTYC shall not be obligated to pay more than the amount for which CYTYC was willing to settle the claim (and any other Losses associated with such settlement), and the indemnified Stockholder(s) shall be responsible for all Losses greater than such amount. Except following the refusal by an indemnified Stockholder(s) to accept a settlement proposed by CYTYC under the condition set forth in the preceding sentence, no indemnified Stockholder may settle a claim for which indemnification has been sought hereunder.

             (d) Cooperation. Any indemnified Stockholder(s) shall make
                 -----------
available to CYTYC, and its attorneys and accountants, all books, records and documents relating to any claim hereunder, and the Parties shall render to each other reasonable assistance in the defense of any claim hereunder, that is made by any person not a Party to this Agreement.

     Section 8.4  Limitations on Remedies.  Absent fraud, intentional
                  -----------------------
misrepresentation or criminal activity, the indemnification rights and procedures provided in this Article VIII shall be the sole and exclusive post-Closing remedies available to any Party or the Stockholders for any claims under or based upon this Agreement; provided, however, that no Stockholder shall be liable to CYTYC or the Surviving Corporation under this Agreement for the fraud, intentional misrepresentation or criminal activity of any other Stockholder. Absent fraud, intentional misrepresentation or criminal activity, CYTYC shall have no recourse or remedy for any indemnification claim under this Agreement other than offset against the Escrow Cash and/or the Escrow Shares, as applicable.

                                  ARTICLE IX.

                                  TERMINATION

     Section 9.1  Termination Events. Subject to the provisions of Section 9.2,
                  ------------------
this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned only as follows:

                  9.1.1  Breach. By either CYTYC and SUB, on the one hand, or
                         ------
PRO DUCT, on the other hand, upon written notice if a material default or breach shall be made by the other, with respect to the due and timely performance of any of the other Party's respective covenants and agreements contained herein, or with respect to the due compliance with any of its respective representations and warranties contained in Article III or IV, as applicable, and such default cannot be cured prior to Closing and has not been waived.

                 9.1.2  By CYTYC. By CYTYC (i) if the Board of Directors of PRO
                        --------
DUCT (a) withdraws, amends or modifies in a manner adverse to CYTYC or SUB its recommendation or approval in respect of this Agreement or the Merger, or (b) makes any recommendation with respect to a merger, consolidation or other business combination involving PRO DUCT and a third party or the acquisition of all or any significant portion of the assets or capital stock of PRO DUCT by a third party, other than a recommendation to reject such potential transaction, or (ii) if Major Stockholders have not voted their shares of PRO DUCT Common Stock and PRO DUCT Preferred Stock in accordance with the terms and conditions of the Voting Agreements.

                 9.1.3  By PRO DUCT. By PRO DUCT at any time prior to the
                        -----------
Closing Date, whether before or after the approval by Stockholders referred to in Section 3.23, if the Stockholders of PRO DUCT authorize PRO DUCT to enter into a binding written agreement concerning a Superior Transaction.

                 9.1.4  By CYTYC or PRO DUCT. By either CYTYC or PRO DUCT if (a)
                        --------------------
any permanent injunction or action by any governmental entity (including a federal or state court of competent jurisdiction) preventing the consummation of the Merger shall have become final and nonappealable, or (b) the approval of the Stockholders required by Section 3.23 shall not have been obtained at a meeting duly convened therefor or any adjournment thereof or by written consent (provided that the right to terminate this Agreement under this Subsection 9.1.4(b) shall not be available to either Party where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of such Party and such action or failure constitutes a breach by such Party of this Agreement).

                 9.1.5  Mutual Consent. By written mutual consent of CYTYC and
                        --------------
SUB, on one hand, and PRO DUCT, on the other.

                 9.1.6  Closing. Without further action of the Parties, if the
                        -------
Closing shall not have occurred by close of business on February 28, 2002.

  Section 9.2  Effects of Termination.
               ----------------------

                9.2.1   General. In the event this Agreement is terminated
                        -------
pursuant to Section 9.1, all further rights and obligations of the Parties hereunder (except under Section 5.2.2), shall terminate. If this Agreement is so terminated, the rights of any Party to pursue all legal remedies for breach of contract and damages shall survive such termination and the breaching Party shall be fully liable for any and all damages, costs and expenses sustained or incurred by the other Party as a result of such breach.

                9.2.2   Termination Fee. In the event that this Agreement is
                        ---------------
terminated by CYTYC pursuant to Section 9.1.2 or by PRO DUCT pursuant to Section 9.1.3, then PRO DUCT shall pay to CYTYC a termination fee in the amount of three and one-half percent (3 1/2%) of the Consideration in immediately available funds, which shall be payable in full on the twentieth (20/th/) Business Day after the effective date of such termination. For purposes of making this calculation, each share of CYTYC Common Stock shall be deemed to have a value equal to the average of the closing prices of CYTYC Common Stock on the Nasdaq National Market over the 30-day period ending three (3) days prior to the date of this Agreement.

     Section 9.3  Fees and Expenses; Damages. Except as otherwise provided in
                  --------------------------
Section 9.2, in the event this Agreement is terminated for any reason and the Merger is not consummated each Party shall be responsible for its own costs, fees and expenses, including fees and expenses of its accountants, investment advisers and counsel; provided, however, that in the event this Agreement is terminated for any reason and the Merger is not consummated, CYTYC and PRO DUCT shall each pay fifty percent (50%) of the fees of Richards, Layton and Finger, P.A., special counsel to PRO DUCT.


                                  ARTICLE X.

                                 MISCELLANEOUS

     Section 10.1 Amendment.  This Agreement shall not be amended or modified
                  ---------
except by an instrument in writing referencing this Agreement and duly executed by CYTYC, SUB and PRO DUCT.

     Section 10.2 Entire Agreement. This Agreement, including the Exhibits and
                  ----------------
Schedules hereto, contains all of the terms, conditions, representations and warranties agreed upon by the Parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

     Section 10.3 Notices. All notices, requests, demands and other
                  -------
communications required or permitted to be made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if personally delivered to the person identified below, or one day after delivery to a courier for next-day delivery, if delivered by such next-day courier, addressed as follows:

     If to CYTYC and SUB:

                     CYTYC CORPORATION
                     85 Swanson Road
                     Boxborough, MA 01719
                     Attention:  President

     with a copy to:

                     Cathy Gebhard, Esq.
                     Crowell & Moring LLP
                     1001 Pennsylvania Avenue, N.W.
                     Washington, D.C.  20004-2595

     If to PRO DUCT:

                     PRO DUCT HEALTH, INC.
                     1360 Willow Road, Suite 201
                     Menlo Park, California 94025
                     Attention:  President

     with a copy to:

                     Michael W. Hall, Esq.
                     Latham & Watkins
                     135 Commonwealth Drive
                     Menlo Park, California 94025

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section. Copies delivered to outside counsel shall not constitute notice.

     Section 10.4  Severability. If any provision of this Agreement is held to
                   ------------
be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to this Agreement to the extent possible. In any such event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

     Section 10.5  Waiver. Waiver of any term or condition of this Agreement by
                   ------
any of the respective Parties shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition, of this Agreement.

     Section 10.6  Binding Effect; Assignment. No Party to this Agreement may
                   --------------------------
assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Parties to this Agreement, which the others may withhold in its or their absolute discretion. Any assignment contrary to the provisions of this Section 10.6 shall be null and void and of no force or effect.

     Section 10.7  No Third Party Beneficiaries. There are no third-party
                   ----------------------------
beneficiaries to this Agreement and nothing herein shall confer any rights upon any person or entity who or which is not a party to this Agreement.

     Section 10.8  Counterparts. This Agreement may be signed in any number of
                   ------------
counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

     Section 10.9  Governing Law. This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Delaware without giving effect to the doctrine of conflict of laws.

     Section 10.10 Arbitration. Should the Parties have a dispute as to whether
                   -----------
a material adverse change shall have occurred with respect to PRO DUCT in connection with Section 6.1.4 or CYTYC in connection with Section 7.1.4 hereof, then either Party may demand binding arbitration of the question of whether a material adverse change has occurred by sending written notice to the other Party; provided, however, that no dispute in connection with Section 6.1.4 hereof shall be subject to arbitration, except under the circumstances set forth in Section 6.1.4, if it concerns an office action or other communication from the US Patent and Trademark Office with respect to US Patent Application Serial No. 09/473,510 that rejects, or indicates that it may intend to reject, any of the independent product claims on grounds that might lead to a narrowing of the scope of any of these claims or on grounds of prior art; and provided further, that the tribunal before which any arbitration is conducted pursuant to this Section 10.10 shall not have the authority to (i) award monetary damages to any Party; (ii) render any decision as to remedies to be provided by one Party to another; or (iii) compel a Party to pay any fees, costs or expenses incurred by the other Party in connection with any arbitration conducted pursuant to this ection 10.10. The dispute will be determined by arbitration in Wilmington, elaware in accordance with the Non-Administered Arbitration Rules & Commentary (Revised 2000) of the CPR Institute for Dispute Resolution by a tribunal of three independent and impartial arbitrators, one of which will be appointed by each of PRO DUCT and CYTYC, and the third of which shall have had both training and experience as an arbitrator of diagnostic industry and other general commercial matters If the Parties to this Agreement cannot agree on the third arbitrator, then the third arbitrator will be selected by the President of the CPR Institute for Dispute Resolution in accordance with the criteria set forth in the preceding sentence. Any decision of the tribunal must be consistent with the provisions of this
Section 10.10 and the tribunal must set forth its decision in a writing within sixty (60) days of the submission of the dispute to arbitration pursuant to this
Section 10.10, which writing must include an explanation of the reasons for such decision. Any arbitration pursuant to this Section 10.10 will be governed by Delaware law pursuant to Section 10.9, and by the arbitration law of the Federal Arbitration Act -33- 34 (9 U.S.C. sec.1 et seq.). Subject to Section 6.1.4, all fees, costs and expenses of the arbitrators, and all other costs and expenses of the arbitration, will be shared equally by the Parties to this Agreement unless such Parties agree otherwise.

     Section 10.11 Interpretation and Construction of this Agreement.  The
                   -------------------------------------------------
definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter form. The words "include," "includes" and "including" shall be deemed to be followed by
       -------    --------       ---------
the phrase "without limitation."  The headings contained in this Agreement are
            ------------------
inserted for convenience only and shall not constitute a part hereof. All references herein to Articles and Sections and Subsections except as otherwise indicated shall be deemed to be references to Articles, Sections, Subsections and Paragraphs of this Agreement unless the context shall otherwise require. Unless the context shall otherwise require or provide, any reference to any agreement, instrument, statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision); provided, however, that no covenant herein shall be deemed to have been breached because of a change in law or regulation issued subsequent to the completion of the action or conduct which is the subject of the covenant. This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against any Party. References in this Agreement to any Article shall include all Sections, Subsections and Paragraphs in such Article; references in this Agreement to any Section shall include all Subsections and Paragraphs in such Section; and references in this Agreement to any Subsection shall include all Paragraphs in such Subsection. All Exhibits and Schedules referred to herein are attached hereto and by this reference incorporated herein for all purposes.

                           [SIGNATURE PAGE FOLLOWS]
                           ------------------------

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed, with legal and binding effect by their respective authorized officers, in their individual capacity, as of the day and year first above written.


                              CYTYC CORPORATION



                              By: /s/ Patrick J. Sullivan
                                  -----------------------



                              CYTYC HEALTH CORPORATION



                              By: /s/ Patrick J. Sullivan
                                  -----------------------



                              PRO DUCT HEALTH, INC.



                              By: /s/ David Hung
                                  -----------------------